Exhibit 99.1

UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK

x
In re:	:	Chapter 11
:
DYNEGY HOLDINGS, LLC, et al.,(1)	:	Case No. 11-38111 (CGM)
:
	:	Jointly Administered
Debtors.	:
x
In re:	:	Chapter 11
:
DYNEGY Inc.,(2)	:	Case No. 12-36728 (CGM)
:
:
Debtor.	:
x

JOINT CHAPTER 11 PLAN OF REORGANIZATION

FOR DYNEGY HOLDINGS, LLC AND DYNEGY INC.

Dated:    July 12, 2012

SIDLEY AUSTIN LLP	WHITE & CASE LLP
James F. Conlan	Thomas E Lauria
Jeffrey E. Bjork	Gerard H. Uzzi
Paul S. Caruso	1155 Avenue of Americas
Matthew A. Clemente	New York, New York 10036-2787
787 Seventh Avenue	Telephone: (212) 819-8200
New York, New York 10019	Facsimile: (212) 354-8113
Telephone: (212) 839-5300
Facsimile: (212) 839-5599	PROPOSED COUNSEL FOR DEBTOR DYNEGY INC.

COUNSEL FOR DEBTORS DYNEGY HOLDINGS, LLC, DYNEGY NORTHEAST GENERATION, INC., HUDSON POWER, L.L.C., DYNEGY DANSKAMMER, L.L.C., DYNEGY ROSETON, L.L.C.

(1)           The Debtors, together with the last four digits of each such Debtor’s federal tax identification number, in the above-captioned cases jointly administered under Case No. 11-38111 are Dynegy Holdings, LLC (8415); Dynegy Northeast Generation, Inc. (6760); Hudson Power, L.L.C. (NONE); Dynegy Danskammer, L.L.C. (9301); and Dynegy Roseton, L.L.C. (9299).  The location of such Debtors’ corporate headquarters and the service address for Dynegy Holdings, LLC, Dynegy Northeast Generation, Inc. and Hudson Power, L.L.C. is 601 Travis Street, Suite 1400, Houston, Texas 77002.  The location of the service address for Dynegy Roseton, L.L.C. is 992 River Road, Newburgh, New York 12550.  The location of the service address for Dynegy Danskammer, L.L.C. is 994 River Road, Newburgh, New York 12550.

(2)           The last four digits of Dynegy Inc.’s federal tax identification number are 3152.  The location of Dynegy Inc.’s corporate headquarters and the service address is 601 Travis Street, Suite 1400, Houston, Texas 77002.

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8.2.	Implementing Transactions on or Prior to the Effective Date	8
8.3.	Corporate Action	10
8.4.	Allowance of Senior Notes Claims and Subordinated Notes Claims	11
8.5.	Transfer of Dynegy Administrative Claim	11
8.6.	Initial Board of Directors	12
8.7.	Management and Officers of Reorganized Dynegy	12
8.8.	Long Term Management Incentive Plan	12
8.9.	[Intentionally Omitted]	12
8.10.	Compensation and Benefit Programs	12
8.11.	Termination of Certain Debt Obligations	13
8.12.	Cancellation of Liens	13
8.13.	Issuance of Reorganized Dynegy Common Stock and Warrants	13
8.14.	Registration Rights of Holders of Reorganized Dynegy Common Stock	13
8.15.	Causes of Action	13
8.16.	Appointment of the Disbursing Agent	14
8.17.	[Intentionally Omitted]	14
8.18.	Investment of Funds Held by the Disbursing Agent; Tax Reporting by the Disbursing Agent	14
8.19.	Releases by the Plan Debtors, their Estates and Non-Debtor Affiliates	14
8.20.	Releases by Creditors and Equity Interest Holders	15

ARTICLE IX. PLAN DISTRIBUTION PROVISIONS		15

9.1.	Plan Distributions	15
9.2.	Timing of Plan Distributions	16
9.3.	Address for Delivery of Plan Distributions/Unclaimed Plan Distributions	16
9.4.	De Minimis Plan Distributions	16
9.5.	Time Bar to Cash Payments	16
9.6.	Manner of Payment Under the Plan	17
9.7.	Fractional Plan Distributions	17
9.8.	Special Distribution Provisions Concerning Senior Notes Claims, Subordinated Notes Claims, and Lease Guaranty Claims	17
9.9.	Reserve for Contested Claims	19
9.10.	Surrender and Cancellation of Instruments	19

ARTICLE X. PROCEDURES FOR RESOLVING AND TREATING CONTESTED CLAIMS		21

10.1.	Claim Objection Deadline	21
10.2.	Prosecution of Contested Claims	21
10.3.	Settlement of Claims and Causes of Action	21
10.4.	Entitlement to Plan Distributions Upon Allowance	21
10.5.	Indenture Trustee as Claim Holder	22
10.6.	Estimation of Claims	22

ARTICLE XI. CONDITIONS PRECEDENT TO CONFIRMATION OF THE PLAN AND THE OCCURRENCE OF THE EFFECTIVE DATE		22

11.1.	Conditions Precedent to Confirmation	22

11.2.	Conditions Precedent to the Occurrence of the Effective Date	23
11.3.	Waiver of Conditions	24
11.4.	Effect of Non-Occurrence of the Effective Date	24

ARTICLE XII. THE DISBURSING AGENT		24

12.1.	Powers and Duties of the Disbursing Agent	24
12.2.	Plan Distributions	24
12.3.	Exculpation of the Disbursing Agent	25

ARTICLE XIII. TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES		25

13.1.	Assumption and Rejection of Executory Contracts and Unexpired Leases	25
13.2.	Cure	26
13.3.	Claims Arising from Rejection, Expiration or Termination	27

ARTICLE XIV. RETENTION OF JURISDICTION		27

ARTICLE XV. MISCELLANEOUS PROVISIONS		29

15.1.	Substantial Consummation	29
15.2.	Confirmation Over Non-Accepting Classes	29
15.3.	Payment of Statutory Fees	29
15.4.	Satisfaction of Claims	30
15.5.	Special Provisions Regarding Insured Claims	30
15.6.	Third Party Agreements; Subordination	30
15.7.	Exculpation	31
15.8.	Discharge	31
15.9.	Notices	31
15.10.	Headings	35
15.11.	Governing Law	36
15.12.	Expedited Determination	36
15.13.	Exemption from Transfer Taxes	36
15.14.	Exemption from Registration	36
15.15.	Notice of Entry of Confirmation Order and Relevant Dates	36
15.16.	Interest and Attorneys’ Fees	36
15.17.	Modification of the Plan	37
15.18.	Revocation of the Plan	37
15.19.	Corrective Action	38
15.20.	Application of Plan Cash Payment	38
15.21.	Creditors’ Committee	38
15.22.	Setoff Rights	38
15.23.	Compliance with Tax Requirements	39
15.24.	Rates	39
15.25.	Injunctions	39
15.26.	Binding Effect	40
15.27.	Successors and Assigns	41

15.28.	Severability	41
15.29.	No Admissions	41

EXHIBITS

Glossary of Defined Terms	Exhibit “A”

Allowed Amounts of Senior Notes Claims	Exhibit “B”

*Long Term Management Incentive Plan	Exhibit “C”

*By-Laws	Exhibit “D”

*Certificate of Incorporation	Exhibit “E”

*Merger Agreement	Exhibit “F”

*Warrant Agreement	Exhibit “G”

*Registration Rights Agreement	Exhibit “H”

*New Board of Directors of Reorganized Dynegy	Exhibit “I”

*Schedule of Assumed and Assigned Executory Contracts	Exhibit “J”

* Exhibits C-J are not included in the Current Report on Form 8-K filed July 13, 2012, such exhibits will be filed with the Bankruptcy Court at a later date not yet determined

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Dynegy Holdings, LLC (“DH”), one of the above-captioned debtors and debtors-in-possession in the cases jointly administered under Case No. 11-38111 (CGM), and Dynegy Inc. (“Dynegy”), the above-captioned debtor and debtor-in-possession in Case No. 12-36728 (CGM), hereby propose the following joint chapter 11 plan of reorganization.  The Plan contemplates, among other things, that on or prior to the Effective Date, DH will be merged with and into Dynegy with Dynegy as the “Surviving Entity” in the Merger; provided, that the Merger occurring prior to the Effective Date will be subject to the prior written approval of the Plan Debtors, the Creditors’ Committee, the Majority Consenting Senior Noteholders, and the Lease Trustee.  On the Effective Date, the Surviving Entity will emerge as Reorganized Dynegy.

ARTICLE I.

DEFINITIONS AND INTERPRETATION

1.1.         Definitions

The capitalized terms used herein shall have the respective meanings set forth in the Glossary of Defined Terms attached hereto as Exhibit “A.”

1.2.         Interpretation

Unless otherwise specified, all section, article, and exhibit references in the Plan are to the respective section in, article of, or exhibit to the Plan, as the same may be amended, waived, or modified from time to time as permitted herein.  Words denoting the singular number shall include the plural number and vice versa, as appropriate, and words denoting one gender shall include the other gender.  In the event of any ambiguity or conflict between the Plan and the Disclosure Statement, the provisions of the Plan shall govern.

1.3.         Application of Definitions and Rules of Construction Contained in the Bankruptcy Code

Words and terms defined in section 101 of the Bankruptcy Code shall have the same meanings when used in the Plan, unless a different definition is given in the Glossary of Defined Terms attached hereto as Exhibit “A.”  The rules of construction contained in section 102 of the Bankruptcy Code shall apply to the construction of the Plan.

1.4.         Other Terms

Unless otherwise specified, the words “herein,” “hereof,” “hereto,” “hereunder,” and other words of similar import refer to the Plan as a whole and not to any particular section, subsection or clause contained in the Plan.

1.5.         Appendices and Plan Documents

All exhibits and appendices to the Plan and the Plan Documents are incorporated into the Plan by this reference and are a part of the Plan as if set forth in full herein.  All Plan Documents shall be filed with the Bankruptcy Court not less than ten (10) days prior to the Plan Objection Deadline.  Holders of Claims and Equity Interests may obtain a copy of the Plan Documents, once filed, at (i) https://ecf.nysb.uscourts.gov/, (ii) http://dm.epiq11.com/dynegyholdingsllc, or (iii) http://dm.epiq11.com/dynegy, or by a written request sent to the following address:

Dynegy Ballot Processing Center
c/o Epiq Bankruptcy Solutions LLC
FDR Station, P.O. Box 5014
New York, NY 10150

ARTICLE II.

CLASSIFICATION OF CLAIMS AND EQUITY INTERESTS

For the purposes of organization, voting, all confirmation matters, and the receipt of distributions under the Plan, except as otherwise provided herein, upon the Merger Effective Time, any Claims against DH and Dynegy shall be Claims against the Surviving Entity, and Equity Interests in Dynegy shall be Equity Interests in the Surviving Entity, and are classified as set forth in this Article II.  Upon the Merger Effective Time, all Equity Interests in DH will be cancelled pursuant to the Merger.

2.1.         Administrative Claims and Priority Tax Claims

As provided by section 1123(a)(1) of the Bankruptcy Code, Administrative Claims and Priority Tax Claims shall not be classified under the Plan, and shall instead be treated separately as unclassified Claims on the terms set forth in Article V.

2.2.         Claims and Equity Interests

The Claims against and Equity Interests in the Surviving Entity shall be classified as follows:

(a)         Class 1 — Priority Claims

Class 1 shall consist of all Priority Claims (which excludes Priority Tax Claims) against the Surviving Entity.

(b)         Class 2 — Secured Claims

Class 2 shall consist of all Secured Claims against the Surviving Entity.

(c)         Class 3 — General Unsecured Claims

Class 3 shall consist of all General Unsecured Claims against the Surviving Entity.

(d)         Class 4 — Convenience Claims

Class 4 shall consist of all Convenience Claims against the Surviving Entity.

(e)         Class 5 — Securities Claims

Class 5 shall consist of all Securities Claims against the Surviving Entity.

(f)          Class 6 — Equity Interests

Class 6 shall consist of all Equity Interests in the Surviving Entity.

ARTICLE III.

IDENTIFICATION OF
IMPAIRED CLASSES OF CLAIMS AND EQUITY INTERESTS

3.1.         Unimpaired Classes of Claims

Class 1 — Priority Claims, Class 2 — Secured Claims, and Class 4 — Convenience Claims are not impaired under the Plan.

3.2.         Impaired Classes of Claims and Equity Interests

Class 3 — General Unsecured Claims, Class 5 — Securities Claims, and Class 6 — Equity Interests are impaired under the Plan.

3.3.         Impairment Controversies

If a controversy arises as to whether any Claim or Equity Interest, or any class of Claims or Equity Interests, is impaired under the Plan, the Bankruptcy Court shall determine such controversy at the Confirmation Hearing.  Prior to the determination by the Bankruptcy Court with respect to any such controversy, each holder of a Claim or Equity Interest within the class of Claims or Equity Interests with respect to which such controversy has arisen may be provided a provisional ballot to cast a vote to accept or reject the Plan pursuant to the procedures approved by the Bankruptcy Court in the Disclosure Statement Orders.

ARTICLE IV.

PROVISIONS FOR TREATMENT OF CLASSIFIED CLAIMS
AND EQUITY INTERESTS UNDER THE PLAN

4.1.         Claims and Equity Interests

The classes of Claims and Equity Interests shall be treated as follows:

(a)         Class 1 — Priority Claims

Each holder of an Allowed Priority Claim shall be left unimpaired under the Plan and, pursuant to section 1124 of the Bankruptcy Code, all of the legal, equitable and contractual rights to which such Claim entitles such holder in respect of such Claim shall be left unaltered, and except to the extent that a holder of an Allowed Priority Claim and the Plan Debtors (or, if after the Effective Date, the Disbursing Agent) agree on less favorable treatment for such holder, such Allowed Priority Claim (including any amounts to which such holder is entitled pursuant to section 1124(2) of the Bankruptcy Code) shall be paid in full in accordance with such rights on the Plan Distribution Date.

(b)         Class 2 — Secured Claims

Each holder of an Allowed Secured Claim shall be left unimpaired under the Plan and, pursuant to section 1124 of the Bankruptcy Code, all of the legal, equitable and contractual rights to which such Claim entitles such holder in respect of such Claim shall be left unaltered, and except to the extent that a holder of an Allowed Secured Claim and the Plan Debtors (or, if after the Effective Date, the Disbursing Agent) agree on less favorable treatment for such holder, such Allowed Secured Claim (including any amounts to which such holder is entitled pursuant to section 1124(2) of the Bankruptcy Code) shall be paid in full in accordance with such rights on the Plan Distribution Date or, if after the Plan Distribution Date, as and when such payment is due.

(c)         Class 3 — General Unsecured Claims

Except to the extent that a holder of an Allowed General Unsecured Claim and the Plan Debtors (or, if after the Effective Date, the Disbursing Agent) agree on less favorable treatment for such holder, each holder of an Allowed General Unsecured Claim shall receive, on the Plan Distribution Date (or with regard to Allocated Facilities Sale Proceeds (if received by the Disbursing Agent after the Effective Date), promptly after receipt by the Disbursing Agent) its Pro Rata Share of (i) the Class 3 Stock Pool, (ii) the Allocated Facilities Sale Proceeds, and (iii) the Plan Cash Payment; provided, however, that with respect to sub-clause (ii), the Lease Trustee (on behalf of itself and the Lease Certificate Holders) shall not receive a Pro Rata distribution of the Allocated Facilities Sale Proceeds in its capacity as holder of the Lease Guaranty Claim.

Each holder of an Allowed General Unsecured Claim shall also receive, to the extent available, on a date that is as soon as reasonably practicable after the date that the last Contested General Unsecured Claim is resolved pursuant to Section 9.9 hereof, its Pro Rata Share of any Distribution Reserve Excess.

(d)         Class 4 — Convenience Claims

Each holder of an Allowed Convenience Claim shall be left unimpaired under the Plan, and, pursuant to section 1124 of the Bankruptcy Code, all of the legal, equitable and contractual rights to which such Claim entitles such holder in respect of such Claim shall be left unaltered, and such Allowed Convenience Claim (including any amounts to which such holder is entitled pursuant to section 1124(2) of the Bankruptcy Code) shall be paid in full in accordance with such rights on the Plan Distribution Date or, if after the Plan Distribution Date, as and when such payment is due.

(e)         Class 5 — Securities Claims

No holder of a Securities Claim shall be entitled to any distribution under the Plan on account of such Securities Claim, which Securities Claims have the same respective priority as the Equity Interests in Class 6 pursuant to section 510(b) of the Bankruptcy Code.

(f)          Class 6 — Equity Interests

All Equity Interests in DH shall be cancelled pursuant to the Merger upon the Merger Effective Time, and are not classified in Class 6 or any other class under the Plan.  All Equity Interests in the Surviving Entity shall be extinguished, cancelled and discharged on the Effective Date, and the holders of Equity Interests in the Surviving Entity shall not be entitled to any monetary distributions or other property on account of such Equity Interests under the Plan.

4.2.         Intercompany Claims

The Intercompany Claims shall, solely for purposes of receiving distributions under the Plan, be treated as having been resolved by compromise or otherwise eliminated, and thus, holders of Intercompany Claims shall receive no distribution under the Plan on account of such Intercompany Claims.  After the Effective Date, Intercompany Claims, if any, may be compromised or otherwise eliminated as determined by Reorganized Dynegy.  Holders of Intercompany Claims shall not be entitled to vote on the Plan.

ARTICLE V.

PROVISIONS FOR TREATMENT
OF UNCLASSIFIED CLAIMS UNDER THE PLAN

5.1.         Unclassified Claims

Administrative Claims (other than the Dynegy Administrative Claim and the Settling Creditor Professional Fee Claims) and Priority Tax Claims shall be treated in accordance with sections 1129(a)(9)(A) and 1129(a)(9)(C) of the Bankruptcy Code, respectively.  Such Claims are not designated as classes of Claims for the purposes of this Plan or for the purposes of sections 1123, 1124, 1125, 1126 or 1129 of the Bankruptcy Code.  This Article V shall apply to unclassified Claims against DH and Dynegy and their respective Estates, which shall become unclassified Claims against the Surviving Entity upon the Merger Effective Time.

5.2.         Treatment of Administrative Claims

All Administrative Claims, other than the Dynegy Administrative Claim and the Settling Creditor Professional Fee Claims, shall be treated as follows:

(a)         Time for Filing Administrative Claims

Each holder of an Administrative Claim, other than (i) a Fee Claim, (ii) a liability incurred and payable in the ordinary course of business by DH, Dynegy or the Surviving Entity (as applicable) (and not past due), or (iii) an Administrative Claim that has been Allowed on or before the Effective Date, must file with the Bankruptcy Court and serve on (A) the Plan Debtors or, if after the Effective Date, the Disbursing Agent, (B) the Creditors’ Committee, and (C) the

Office of the United States Trustee, notice of such Administrative Claim within thirty (30) days after service of the Notice of Confirmation.  Such notice of Administrative Claim must include at a minimum (x) the name of the holder of the Administrative Claim, (y) the amount of the Administrative Claim, and (z) a detailed description of the basis for the Administrative Claim.  Failure to file and serve such notice timely and properly shall result in the Administrative Claim being forever barred and discharged.

(b)         Time for Filing Fee Claims

Each Professional Person who holds or asserts a Fee Claim shall be required to file with the Bankruptcy Court, and serve on all parties required to receive notice, a Fee Application within forty (40) days after the Effective Date.  The failure to timely file and serve such Fee Application shall result in the Fee Claim being forever barred and discharged.

(c)         Allowance of Administrative Claims/Fee Claims

An Administrative Claim with respect to which notice has been properly filed and served pursuant to Section 5.2(a) shall become an Allowed Administrative Claim if no objection is filed within thirty (30) days after the later of (i) the Effective Date, (ii) the date of service of the applicable notice of Administrative Claim, or (iii) such later date as may be (A) agreed to by the holder of such Administrative Claim or (B) approved by the Bankruptcy Court on motion of a party in interest, without notice or a hearing.  If an objection is filed within such thirty (30) day period (or any extension thereof), the Administrative Claim shall become an Allowed Administrative Claim only to the extent Allowed by Final Order.  A Fee Claim in respect of which a Fee Application has been properly filed and served pursuant to Section 5.2(b) shall become an Allowed Administrative Claim only to the extent allowed by order of the Bankruptcy Court.

(d)         Payment of Allowed Administrative Claims

On the Plan Distribution Date, each holder of an Allowed Administrative Claim shall receive (i) the amount of such holder’s Allowed Administrative Claim in one Cash payment or (ii) such other treatment as may be agreed upon in writing by (A) the Plan Debtors or, if after the Effective Date, the Disbursing Agent and (B) such holder; provided, that such treatment shall not provide a recovery to such holder having a present value as of the Effective Date in excess of such holder’s Allowed Administrative Claim; and provided, further, that an Administrative Claim representing a liability incurred in the ordinary course of business of DH, Dynegy or the Surviving Entity (as applicable) may be paid at the Plan Debtors’ (or, if after the Effective Date, the Disbursing Agent’s) election in the ordinary course of business.

5.3.         Treatment of the Dynegy Administrative Claim

On the Effective Date, in full satisfaction of the Dynegy Administrative Claim, the beneficial holder or holders of the Dynegy Administrative Claim shall receive their Pro Rata Share of (i) the Settlement Stock Pool, and (ii) the Warrants.

5.4.         Treatment of the Settling Creditor Professional Fee Claims

The Settling Creditor Professional Fee Claims constitute Allowed Administrative Claims and shall be paid in full, in Cash on the Effective Date; provided, that the fees and expenses comprising such Claims (other than those incurred pursuant to an engagement letter disclosed to DH, Dynegy and the Creditors’ Committee) shall be submitted to DH, Dynegy (or the Surviving Entity, as applicable), the Office of the United States Trustee and the Creditors’ Committee in the form of customary summary invoices of the relevant law firms and institutions not less than fifteen (15) Business Days prior to the Effective Date (including a good faith estimate for fees and expenses anticipated to be incurred through the Effective Date) for review in accordance with the standards set forth in the Settlement Agreement.  In the event of any dispute with respect to such submitted costs and expenses, the undisputed portion shall be paid by DH, the Surviving Entity or Reorganized Dynegy on the Effective Date, and the disputed portion shall not be paid on the Effective Date but shall be reserved pending resolution of such dispute, either by mutual agreement or, in the event such dispute cannot be resolved by agreement, by order of the Bankruptcy Court; provided, further, that fees and expenses incurred pursuant to an engagement letter shall be subject to the standard of review and conditions set forth in the applicable engagement letter.

5.5.         Treatment of Priority Tax Claims

At the election of the Plan Debtors (or, if after the Effective Date, the Disbursing Agent) and with the reasonable consent of the Creditors’ Committee, each holder of an Allowed Priority Tax Claim shall receive in full satisfaction of such Allowed Priority Tax Claim: (a) payments in Cash, in regular installments over a period ending not later than five (5) years after the applicable Petition Date, of a total value, as of the Effective Date, equal to the Allowed amount of such Claim and paid in a manner that is not less favorable than the treatment provided to the most favored nonpriority unsecured Claims under the Plan (exclusive of Convenience Claims); or (b) a lesser amount in one Cash payment as may be agreed upon in writing by the Plan Debtors (or, if after the Effective Date, the Disbursing Agent) and such holder; or (c) such other treatment as may be agreed upon in writing by the Plan Debtors (or, if after the Effective Date, the Disbursing Agent) and such holder; provided, that such agreed upon treatment may not provide such holder with a recovery having a present value as of the Effective Date that is greater than the amount of such holder’s Allowed Priority Tax Claim.  The Confirmation Order shall enjoin any holder of an Allowed Priority Tax Claim from commencing or continuing any action or proceeding against any responsible person, officer or manager of DH, Dynegy, the Surviving Entity or Reorganized Dynegy that otherwise would be (or may be asserted to be) liable to such holder for payment of a Priority Tax Claim so long as DH, Dynegy, the Surviving Entity or Reorganized Dynegy is in compliance with this Section.  So long as the holder of an Allowed Priority Tax Claim is enjoined from commencing or continuing any action or proceeding against any responsible person, officer or manager of DH, Dynegy, the Surviving Entity (as applicable) or Reorganized Dynegy under this Section or pursuant to the Confirmation Order, the statute of limitations for commencing or continuing any such action or proceeding shall be tolled.

ARTICLE VI.

ACCEPTANCE OR REJECTION OF THE PLAN

6.1.         Class Entitled to Vote

Only Class 3 — General Unsecured Claims is entitled to vote on the Plan.

6.2.         Classes of Claims Deemed to Accept the Plan

Class 1 — Priority Claims, Class 2 — Secured Claims and Class 4 — Convenience Claims are unimpaired under the Plan and are therefore deemed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code.

6.3.         Classes of Claims and Equity Interests Deemed to Reject the Plan

Class 5 — Securities Claims and Class 6 — Equity Interests are not entitled to any recovery under the Plan and are therefore deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code.

6.4.         Class Acceptance Requirement

A class of Claims shall have accepted the Plan if it is accepted by the holders of at least two-thirds (2/3) in amount and more than one-half (1/2) in number of the Allowed Claims in such class that have voted on the Plan.

ARTICLE VII.

SETTLEMENTS AND COMPROMISES

The Settlement Agreement is hereby incorporated into the Plan by this reference.  To the extent there is any conflict between the Settlement Agreement and the Plan, the Plan shall prevail.

ARTICLE VIII.

MEANS FOR IMPLEMENTATION OF THE PLAN

8.1.         Operations Between the Confirmation Date and the Effective Date

During the period from the Confirmation Date through and until the Effective Date, each of the Plan Debtors shall continue to operate their businesses as a Debtor in Possession, subject to the oversight of the Bankruptcy Court as provided in the Bankruptcy Code, the Bankruptcy Rules and all orders of the Bankruptcy Court that are then in full force and effect.

8.2.         Implementing Transactions on or Prior to the Effective Date

The transactions described below shall occur and be implemented pursuant to section 1123(a)(5) of the Bankruptcy Code (to the extent not already implemented prior to the Confirmation Date) on or prior to the Effective Date:

(a)         Merger

On or prior to the Effective Date, DH will be merged with and into Dynegy in accordance with Section 18-209 of the Delaware Limited Liability Company Act and Section 264 of the DGCL, whereupon the separate existence of DH shall cease and Dynegy will be the Surviving Entity in the Merger and will emerge on the Effective Date as Reorganized Dynegy.

The Merger will become effective upon the Merger Effective Time.  By virtue of the Merger and without any action on the part of the Surviving Entity, upon the Merger Effective Time (i) each share of Dynegy Common Stock issued and outstanding immediately prior to the Merger Effective Time shall be converted into one share of the Surviving Entity common stock (subject to the treatment of such shares of capital stock as Class 6 — Equity Interests as provided in Section 4.1(f) hereof) and (ii) the membership interests of DH issued and outstanding immediately prior to the Merger Effective Time will be cancelled and retired for no consideration and will cease to exist.  In addition, the Merger will have the effect set forth in Section 259 of the DGCL and Section 18-209 of the Delaware Limited Liability Company Act, including that (A) all the property, rights, privileges, powers and franchises of Dynegy and DH shall be vested in the Surviving Entity, (B) all the debts, liabilities and duties of Dynegy and DH shall be the debts, liabilities and duties of the Surviving Entity, and (C) all claims or judgments against Dynegy or DH may be enforced against the Surviving Entity, in each case subject to the discharge and treatment of such claims and liabilities under this Plan.  Upon the Merger Effective Time and by virtue of the Merger, (x) all claims and liabilities between Dynegy and DH will be cancelled, and (y) all guarantees by DH or Dynegy of the obligations of any non-Debtor Affiliate shall become a guarantee obligation of the Surviving Entity and shall remain in full force and effect against Reorganized Dynegy in accordance with the terms of such guarantee, notwithstanding the occurrence of the Effective Date.

The Merger Agreement and related documentation shall be in form and substance reasonably acceptable to the Plan Debtors, the Creditors’ Committee, the Majority Consenting Senior Noteholders, and the Lease Trustee.  The Merger will not occur prior to the Effective Date without the prior written approval of the Plan Debtors, the Creditors’ Committee, the Majority Consenting Senior Noteholders, and the Lease Trustee.

(b)         Re-Vesting of Assets

Upon the occurrence of the Effective Date, except as otherwise expressly provided in the Plan or the Confirmation Order, title to all of the Assets of the Surviving Entity shall vest in Reorganized Dynegy free and clear of all liens, mortgages, Claims, Causes of Action, interests, security interests and other encumbrances and without further order of the Bankruptcy Court.  On and after the occurrence of the Effective Date, Reorganized Dynegy may operate its business and may use, acquire and dispose of its Assets free of any restrictions of the Bankruptcy Code.

EXCEPT AS OTHERWISE PROVIDED IN THE PLAN, INCLUDING, WITHOUT LIMITATION, SECTION 8.11, AFTER THE EFFECTIVE DATE, NEITHER REORGANIZED DYNEGY NOR ANY OF ITS AFFILIATES SHALL HAVE, OR BE CONSTRUED TO HAVE OR MAINTAIN, ANY LIABILITY, CLAIM, OR OBLIGATION THAT IS BASED IN WHOLE OR IN PART ON ANY ACT, OMISSION, TRANSACTION, EVENT, OR OTHER OCCURRENCE OR THING OCCURRING OR IN EXISTENCE ON OR PRIOR TO THE EFFECTIVE DATE OF THE PLAN

(INCLUDING, WITHOUT LIMITATION, ANY LIABILITY, CLAIM OR OBLIGATION ARISING UNDER APPLICABLE NON-BANKRUPTCY LAW AS A SUCCESSOR TO DH, DYNEGY OR THE SURVIVING ENTITY) AND NO SUCH LIABILITY, CLAIM, OR OBLIGATION FOR ANY ACTS SHALL ATTACH TO REORGANIZED DYNEGY OR ANY OF ITS AFFILIATES; PROVIDED, THAT NOTHING IN THIS SECTION SHALL BE CONSTRUED TO BE OR SHALL BE A RELEASE, WAIVER, DISCHARGE OR IMPAIRMENT OF ANY CLAIMS OR CAUSES OF ACTION THAT ANY PERSON WHO IS A PARTY TO THE GASCO CREDIT FACILITY OR THE COALCO CREDIT FACILITY, OR THEIR SUCCESSORS AND ASSIGNS, MAY HAVE ARISING FROM OR IN CONNECTION WITH THE GASCO CREDIT FACILITY OR THE COALCO CREDIT FACILITY; PROVIDED, FURTHER, THAT NOTHING IN THIS SECTION SHALL BE CONSIDERED TO BE OR SHALL BE A RELEASE, WAIVER, DISCHARGE OR IMPAIRMENT OF ANY CLAIMS OR CAUSES OF ACTION AGAINST ANY DEBTOR, OTHER THAN DH, DYNEGY OR THE SURVIVING ENTITY, ARISING FROM OR IN CONNECTION WITH THE LEASE DOCUMENTS.

8.3.         Corporate Action

The entry of the Confirmation Order shall constitute authorization for DH, Dynegy, the Surviving Entity and their Affiliates to take or cause to be taken all corporate actions necessary or appropriate to implement all provisions of, and to consummate, the Plan prior to, on and after the Effective Date and all such actions taken or caused to be taken shall be deemed to have been authorized and approved by the Bankruptcy Court without further approval, act or action under any applicable law, order, rule or regulation, including, without limitation, any action required by the members, stockholders, directors, officers, or managers of DH, Dynegy, the Surviving Entity and their Affiliates, including, among other things: (a) all transfers of assets (including Equity Interests) that are to occur pursuant to the Plan and the Merger Agreement and the implementation of the Merger, (b) the incurrence of all obligations contemplated by the Plan and the making of Plan Distributions, (c) the execution and delivery of all applicable Plan Documents, (d) the implementation of all settlements and compromises as set forth in, incorporated by reference, or otherwise contemplated by the Plan, and (e) the execution and delivery or consummation of any and all transactions, contracts, or arrangements permitted by applicable law, order, rule or regulation, (f) the adoption of the By-Laws and Certificate of Incorporation, and (g) the selection of the Board.  Following entry of the Confirmation Order, the members, directors, managers and/or officers of DH, Dynegy, the Surviving Entity and their Affiliates are authorized and directed to do all things and to execute and deliver all agreements, documents, instruments, notices and certificates as are contemplated by the Plan and to take all necessary actions required in connection therewith, in the name of and on behalf of DH, Dynegy, the Surviving Entity and their Affiliates.  Subject to the provisions of the next sentence of this Section 8.3, all obligations of DH, Dynegy and the Surviving Entity to indemnify and hold harmless their current and former directors, members, managers, officers and employees, whether arising under constituent documents or under any contract, law or equitable principle, shall be assumed by Reorganized Dynegy upon the occurrence of the Effective Date with the same effect as though such obligations constituted executory contracts that are assumed under section 365 of the Bankruptcy Code, and all such obligations shall be fully enforceable on their terms from and after the Effective Date.  The prosecution of any so-indemnified Causes of Action against the Persons to whom such right(s) of indemnification are owed shall be, upon the occurrence of the Effective Date, enjoined and prohibited pursuant to the Plan and the Confirmation Order.

8.4.         Allowance of Senior Notes Claims and Subordinated Notes Claims

(a)         Senior Notes Claims

Upon the entry of the Confirmation Order, the Senior Notes Claims shall be Allowed in full in the aggregate amounts set forth in Exhibit “B” hereto.  The Senior Notes Claims shall constitute Allowed General Unsecured Claims for all purposes under the Plan and shall not be subject to defense, offset, counterclaim, subordination, recoupment, reduction or recharacterization by DH, Dynegy, the Surviving Entity, Reorganized Dynegy or any party in interest.

(b)         Subordinated Notes Claims

In accordance with the Settlement Agreement, upon the entry of the Confirmation Order, the Subordinated Notes Claims shall be Allowed on a subordinated basis in the aggregate amount of $222,513,384.51, consisting of (a) $206,200,000.00 in principal amount of the Subordinated Notes and (b) $16,313,384.51 in accrued but unpaid interest at the applicable rates specified in the Subordinated Notes Indenture, the Subordinated Notes, the NGC Trust Declaration, the NGC Trust Capital Income Securities, the NGC Trust Capital Income Securities Guarantee, the NGC Trust Common Securities and related and ancillary documents and instruments.  In exchange for and in full and final satisfaction of such Allowed Subordinated Notes Claims in the aggregate amount of $222,513,384.51 and by way of settlement of any and all disputes with respect to the subordinated nature of such claims, the Subordinated Notes Indenture Trustee, on behalf of the holders of the Subordinated Notes Claims, shall receive, in exchange for and in full and final satisfaction of all Subordinated Notes Claims, an Allowed General Unsecured Claim in the amount of $55,000,000, which Claim shall receive the same treatment provided with respect to all other Allowed General Unsecured Claims pursuant to Section 4.1(c) and shall not be subject to defense, offset, counterclaim, subordination, recoupment, reduction or recharacterization by DH, Dynegy, the Surviving Entity, Reorganized Dynegy or any other party in interest (including, without limitation, the Senior Notes Indenture Trustee); provided, that notwithstanding the foregoing, DH and any of its successors, assigns or transferees shall waive any and all rights it may have to receive a distribution under Section 4.1(c) hereof on account of the NGC Trust Common Securities, and such distribution shall instead be made to holders of the NGC Trust Capital Income Securities.

8.5.         Transfer of Dynegy Administrative Claim

Prior to the Merger Effective Time, and to the extent not already transferred prior to the confirmation of the Plan, Dynegy shall assign or otherwise transfer the Dynegy Administrative Claim (a) to a trust established to hold and distribute the proceeds of the Dynegy Administrative Claim or (b) in some other efficient manner determined by Dynegy, in each case in accordance with the Settlement Agreement and Settlement Order or other order of the Bankruptcy Court concerning such assignment or transfer.

8.6.         Initial Board of Directors

The Board shall be comprised of the persons identified in Exhibit “I” hereto (to be filed as a Plan Document).  The Board shall be selected in a manner to be agreed to among the Majority Consenting Senior Noteholders, the Lease Trustee and the Creditors’ Committee.  The term of any current members of the board of managers of DH shall expire upon the Merger Effective Time and the term of any current members of the board of directors of Dynegy not identified as members of the Board shall expire upon the Effective Date.

In accordance with section 1129(a)(5) of the Bankruptcy Code, the Plan Debtors will disclose in Exhibit “I” hereto (to be filed as a Plan Document) the identity and affiliations of any person proposed to serve on the Board, and to the extent such person is an insider other than by virtue of being a director, the nature of any compensation for such person.  Each director of Reorganized Dynegy shall serve from and after the Effective Date pursuant to the terms of the Certificate of Incorporation, the By-Laws, and applicable law.

From and after the Effective Date, the members of the board of directors of Reorganized Dynegy shall be selected and determined in accordance with the provisions of the Certificate of Incorporation, the By-Laws, and applicable law.  The current directors of Dynegy and DH shall be eligible to be, but there shall be no obligation that they be, selected for the board of directors of Reorganized Dynegy pursuant to sections 1123(a)(7) and 1129(a)(5) of the Bankruptcy Code.

8.7.         Management and Officers of Reorganized Dynegy

On the Effective Date, the officers of the Surviving Entity as of the Effective Date shall continue in such positions after the Effective Date for Reorganized Dynegy in accordance with their respective Employment Contracts, the Certificate of Incorporation, the By-Laws, and applicable law.  Subject to any applicable Employment Contracts and applicable law, from and after the Effective Date, the officers of Reorganized Dynegy will be selected and appointed by the board of directors of Reorganized Dynegy in accordance with, and pursuant to, the provisions of the Certificate of Incorporation, the By-Laws, and applicable law.

8.8.         Long Term Management Incentive Plan

On the Effective Date, Reorganized Dynegy will implement the Long Term Management Incentive Plan.  The Long Term Management Incentive Plan is set forth in Exhibit “C” hereto (to be filed as a Plan Document).

8.9.         [Intentionally Omitted]

8.10.       Compensation and Benefit Programs

All savings plans, retirement plans, health care plans (including retiree medical benefits), performance based incentive plans, retention plans, severance plans, workers’ compensation programs and life, disability, directors and officers liability, and other insurance plans of the Plan Debtors are treated as executory contracts under the Plan and they and the pension plans shall, on the Effective Date, be assumed by Reorganized Dynegy in accordance with sections 365(a) and 1123(b)(2) of the Bankruptcy Code.

8.11.       Termination of Certain Debt Obligations

Subject to Section 9.10, upon the occurrence of the Effective Date, all notes, instruments, certificates and other documents evidencing the Allowed Senior Notes Claims, Allowed Subordinated Notes Claims, and Allowed Lease Guaranty Claims shall be cancelled and annulled to the extent such documents relate to DH, Dynegy, the Surviving Entity or Reorganized Dynegy or any of their Affiliates other than Dynegy Roseton, Dynegy Danskammer, DNE, and Hudson Power (but shall survive to the extent that such documents relate to any other Person), and the holders of such Claims shall only be entitled to receive, from DH, Dynegy, the Surviving Entity or Reorganized Dynegy or any of their Affiliates other than Dynegy Roseton, Dynegy Danskammer, DNE, and Hudson Power, the treatment provided under the Plan.

8.12.       Cancellation of Liens

Except as otherwise provided in the Plan, on the Effective Date, in consideration for the distributions to be made on the Effective Date pursuant to this Plan, all liens, charges, encumbrances and rights against DH, Dynegy, the Surviving Entity or their respective Estates or Assets, related to any Claim or Equity Interest, shall be terminated, null and void and of no effect.

8.13.       Issuance of Reorganized Dynegy Common Stock and Warrants

(a)         Issuance of Reorganized Dynegy Common Stock

On the Effective Date, Reorganized Dynegy shall issue the Reorganized Dynegy Common Stock required to be issued in accordance with the Plan and all related instruments, certificates and other documents required to be issued or distributed pursuant to the Plan without the necessity of any further act or action under applicable law, regulation, order or rule.

(b)         Issuance of Warrants

On the Effective Date, Reorganized Dynegy shall issue 100% of the Warrants without the necessity of any further act or action under applicable law, regulation, order or rule.

8.14.       Registration Rights of Holders of Reorganized Dynegy Common Stock

Each Registration Rights Holder shall have the right to become a party to the Registration Rights Agreement providing such holder with customary registration rights, including a customary shelf registration to be filed with the Securities Exchange Commission as required under the Registration Rights Agreement.  The Registration Rights Agreement shall be in a form and substance reasonably satisfactory to the Plan Debtors, the Majority Consenting Senior Noteholders, the Majority Consenting Lease Certificate Holders and the Creditors’ Committee.

8.15.       Causes of Action

Except as otherwise set forth in the Plan and except to the extent previously released pursuant to the Settlement Agreement, the Settlement Order, or other prior order of the

Bankruptcy Court, (a) all Causes of Action of DH, Dynegy, the Surviving Entity and their Estates shall be transferred to, and be vested in, Reorganized Dynegy, and (b) the right of Reorganized Dynegy to commence, prosecute or settle such Causes of Action, in its sole discretion, shall be preserved notwithstanding the occurrence of the Effective Date.

No Person (other than the Released Parties to the extent of the relevant release or releases) may rely on the absence of a specific reference in the Plan or the Disclosure Statement to any Cause of Action against them as any indication that DH, Dynegy, the Surviving Entity, or Reorganized Dynegy, as applicable, will not pursue any and all available Causes of Action against them.  DH, Dynegy, the Surviving Entity, and Reorganized Dynegy, as applicable, expressly reserve all rights to prosecute any and all Causes of Action against any Person (other than the Released Parties to the extent of the relevant release or releases), except as otherwise provided in the Plan.  Unless any Cause of Action against a Person (other than a Released Party to the extent of the relevant release or releases) is expressly waived, relinquished, exculpated, released, compromised or settled in the Plan or pursuant to a Final Order, DH, Dynegy, the Surviving Entity, and Reorganized Dynegy, as applicable, expressly reserve all Causes of Action for later adjudication, and, therefore, no preclusion doctrine, including without limitation, the doctrines of res judicata, collateral estoppel, issue preclusion, claim preclusion, estoppel (judicial, equitable or otherwise) or laches, shall apply to such Causes of Action upon or after the confirmation or consummation of the Plan.

8.16.       Appointment of the Disbursing Agent

Upon the occurrence of the Effective Date, Reorganized Dynegy shall be appointed to serve as the Disbursing Agent and shall have all of the powers, rights, duties and protections afforded the Disbursing Agent under the Plan.

8.17.       [Intentionally Omitted]

8.18.       Investment of Funds Held by the Disbursing Agent; Tax Reporting by the Disbursing Agent

The Disbursing Agent may, but shall not be required to, invest any funds held by the Disbursing Agent pending the distribution of such funds pursuant to the Plan in investments that are exempt from federal, state and local taxes.  Subject to definitive guidance from the IRS or a court of competent jurisdiction to the contrary (including the receipt by the Disbursing Agent of a private letter ruling if the Disbursing Agent so requests one, or the receipt of an adverse determination by the IRS upon audit if not contested by the Disbursing Agent), the Disbursing Agent may (a) treat the funds and other property held by it as held in a single trust for federal income tax purposes in accordance with the trust provisions of the Internal Revenue Code (sections 641, et seq.), and (b) to the extent permitted by applicable law, report consistently with the foregoing for state and local income tax purposes.

8.19.       Releases by the Plan Debtors, their Estates and Non-Debtor Affiliates

Subject to the occurrence of the Effective Date, for good and valuable consideration, DH, Dynegy, the Surviving Entity and their Estates and non-Debtor Affiliates shall release and forever waive and discharge any and all Claims, obligations, suits, judgments, damages, demands, debts, rights, Causes of Action and liabilities, whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, then existing or thereafter arising, in law, equity or otherwise that are based in whole or part on any act, omission, transaction, event or other occurrence taking place on or prior to the Effective Date in any way relating to the Plan Debtors’ respective Chapter 11 Cases, the Settlement Agreement, the Merger and the Surviving Entity, the Plan, the Disclosure Statement, or solicitation of the Plan, and that could have been asserted by or on behalf of DH, Dynegy, the Surviving Entity or their Estates and non-Debtor Affiliates against the Released Parties; except, that nothing in this Section shall be construed to release any party or entity from intentional fraud, willful misconduct, gross negligence, or criminal conduct as determined by a Final Order.

8.20.       Releases by Creditors and Equity Interest Holders

Subject to the occurrence of the Effective Date, for good and valuable consideration, any holder of a Claim or Equity Interest that is impaired or unimpaired under the Plan shall be presumed conclusively to have released the Released Parties from any Cause of Action based on the same subject matter as such Claim against or Equity Interest in the Surviving Entity; provided, however, that nothing in this Section shall be construed to release any party from intentional fraud, willful misconduct, gross negligence, or criminal conduct as determined by a Final Order or to release any party from any Claim or Cause of Action which any Person who is a party to the GasCo Credit Facility or the CoalCo Credit Facility, or their successors and assigns, may have in respect of the GasCo Credit Facility or the CoalCo Credit Facility, or to release Dynegy Roseton, Dynegy Danskammer, DNE, or Hudson Power from any Claim or Cause of Action arising from or in connection with the Lease Documents; provided, further, however, that the releases provided in this Section 8.20 shall not apply to any holder of a Claim or Equity Interest (other than any party to the Plan Support Agreement, except as otherwise provided therein) that elects to “opt out” of such releases by making such election on its timely submitted ballot (to the extent it receives a ballot) or in a written notice submitted to the Solicitation Agent on or before the Plan Objection Deadline.

ARTICLE IX.

PLAN DISTRIBUTION PROVISIONS

9.1.         Plan Distributions

The Disbursing Agent shall make, or cause to be made, all Plan Distributions.  In the event a Plan Distribution shall be payable on a day other than a Business Day, such Plan Distribution shall instead be paid on the immediately succeeding Business Day, but shall be deemed to have been made on the date otherwise due.  Except as otherwise provided herein, Plan Distributions shall be made to the holders of Allowed Claims as reflected in the registry of Claims maintained by the Claims Agent on the Effective Date.  As of the close of business on the Effective Date, the registry of Claims maintained by the Claims Agent shall be closed.  For all purposes of the Plan, the Plan Debtors, Reorganized Dynegy, the Disbursing Agent, the Indenture Trustees, and all of their respective agents, as applicable, shall have no obligation to recognize any transfer after the Effective Date of a Claim, and shall be entitled to recognize and deal with only the holder of record of such Claim as of the close of business on the Effective Date.

9.2.         Timing of Plan Distributions

Except for Plan Distributions that shall be made on the Effective Date in accordance with the Plan, each Plan Distribution shall be made on the relevant Plan Distribution Date therefor and shall be deemed to have been timely made if made on such date or within five (5) Business Days thereafter.

9.3.         Address for Delivery of Plan Distributions/Unclaimed Plan Distributions

Subject to Bankruptcy Rule 9010, any Plan Distribution or delivery to a holder of an Allowed Claim shall be made at the address of such holder as set forth in the latest-dated of the following actually held or received by the Disbursing Agent prior to the Plan Distribution Date applicable to such Plan Distribution:  (a) the Schedules; (b) the Proof of Claim filed by such holder; (c) any notice of assignment filed with the Bankruptcy Court with respect to such Claim pursuant to Bankruptcy Rule 3001(e); or (d) any notice served by such holder giving details of a change of address.  If any Plan Distribution sent to the holder of a Claim is returned to the Disbursing Agent as undeliverable, no Plan Distributions shall be made to such holder unless the Disbursing Agent is notified of such holder’s then current address within one hundred and twenty (120) days after such Plan Distribution was returned.  After such date, if such notice was not provided, such holder shall have forfeited its right to such Plan Distribution, and the undeliverable Plan Distribution shall revert to Reorganized Dynegy.  Upon such reversion, the Claim of any holder or its successors with respect to such property shall be cancelled, discharged and forever barred notwithstanding any applicable federal or state escheat, abandoned or unclaimed property laws to the contrary.

9.4.         De Minimis Plan Distributions

No Plan Distribution of less than twenty dollars ($20.00) shall be made by the Disbursing Agent to the holder of any Claim unless a request therefor is made in writing to the Disbursing Agent.  If no request is made as provided in the preceding sentence within ninety (90) days after the Effective Date, all such Plan Distributions shall revert to Reorganized Dynegy.

9.5.         Time Bar to Cash Payments

Checks issued in respect of Allowed Claims shall be null and void if not negotiated within one hundred and eighty (180) days after the date of issuance thereof.  Requests for reissuance of any voided check shall be made directly to the Disbursing Agent by the holder of the Allowed Claim to whom such check was originally issued.  Any claim in respect of such a voided check shall be made within two hundred (200) days after the date of issuance of such check.  If no request is made as provided in the preceding sentence, any claims in respect of such voided check shall be discharged and forever barred and such unclaimed Plan Distribution shall revert to Reorganized Dynegy.

9.6.         Manner of Payment Under the Plan

Unless the Person receiving a Plan Distribution agrees otherwise, any Plan Distribution to be made in Cash under the Plan shall be made, at the election of the Disbursing Agent, by check drawn on a domestic bank or by wire transfer from a domestic bank.  Cash payments to foreign creditors may be, in addition to the foregoing, made at the option of the Disbursing Agent in such funds and by such means as are necessary or customary in a particular foreign jurisdiction.  The Disbursing Agent may cause all Cash Plan Distributions in respect of the Senior Notes Claims, Subordinated Notes Claims and Lease Guaranty Claims to be paid (i) to the applicable Indenture Trustee or (ii) with the prior written consent of the applicable Indenture Trustee, through DTC for payment to the holders of such Claims similar to the manner in which DH previously made payments with respect to the Senior Notes and Subordinated Notes.

9.7.         Fractional Plan Distributions

Notwithstanding anything to the contrary contained herein, no Plan Distributions of fractional securities or fractions of dollars will be made.  Fractional securities and fractions of dollars shall be rounded to the nearest whole unit (with any amount equal to or less than one-half security or one-half dollar, as applicable, to be rounded down).

9.8.                            Special Distribution Provisions Concerning Senior Notes Claims, Subordinated Notes Claims, and Lease Guaranty Claims

The following additional provisions shall apply specifically to Plan Distributions to be made on account of Allowed Senior Notes Claims, Allowed Subordinated Notes Claims, and Allowed Lease Guaranty Claims, as applicable:

(a)         Service of Indenture Trustees

Each Indenture Trustee and its respective agents, successors and assigns or such entity appointed by such Indenture Trustee shall facilitate the making of Plan Distributions to the holders of Allowed Senior Notes Claims, Allowed Subordinated Notes Claims, or Allowed Lease Guaranty Claims, as applicable, in accordance with the Plan and the applicable Indenture for which it serves as Indenture Trustee, and upon the completion thereof, shall be discharged of all of its obligations associated with the Senior Notes Claims, Subordinated Notes Claims, and Lease Guaranty Claims.  The Indenture Trustees shall only be required to act and make distributions in accordance with the terms of the Plan and shall have no liability for actions taken in accordance with the Plan or in reliance upon information provided to them in accordance with the Plan, except solely for actions or omissions arising out of the Indenture Trustees’ intentional fraud, willful misconduct, gross negligence or criminal conduct.  Further, the Indenture Trustees shall have no obligation or liability for distributions under the Plan to any party who does not (i) hold a Claim against the Debtor as of the Distribution Record Date or (ii) otherwise comply with the terms of the Plan, except solely for actions or omissions arising out of the Indenture Trustees’ intentional fraud, willful misconduct, gross negligence or criminal conduct.

(b)         Substitution of the Indenture Trustees; Distributions

Upon the occurrence of the Effective Date, the Claims of the Indenture Trustees shall be, for all purposes under the Plan, including, without limitation, the right to receive Plan Distributions, substituted for all Claims of individual holders of Allowed Senior Notes Claims, Allowed Subordinated Notes Claims, and Allowed Lease Guaranty Claims, as applicable.  Plan Distributions on account of such Claims shall be made by the Disbursing Agent to (i) the applicable Indenture Trustee or (ii) with the prior written consent of the applicable Indenture Trustee, by means of book-entry exchange through the facilities of DTC in accordance with DTC’s customary practices.  If a Plan Distribution is made to an Indenture Trustee, such Indenture Trustee, in its capacity as a disbursing agent, shall administer the Plan Distributions in accordance with the Plan and the applicable Indenture and will be compensated for such services pursuant to and in accordance with Section 9.8(c); provided, however, that nothing herein shall be deemed to impair, waive or extinguish any rights of the Indenture Trustees with respect to the Indenture Trustee Charging Liens.

On the Plan Distribution Date, which for the purposes of this Section 9.8 shall be the Effective Date, all Senior Notes Claims, Subordinated Notes Claims, and Lease Guaranty Claims shall be settled and compromised in exchange for the distribution to the applicable Indenture Trustee of the applicable Plan Distributions to the holders of such Allowed Claims as specified in Section 4.1(c), subject to the rights of the applicable Indenture Trustee to assert its Indenture Trustee Charging Lien against the applicable Plan Distribution; provided, that each Indenture Trustee shall return to the Disbursing Agent any Plan Distributions held on account of any Allowed Senior Notes Claims, Allowed Subordinated Notes Claims, or Allowed Lease Guaranty Claims, as applicable, as to which the requirements of Section 9.10 are not satisfied by the second (2nd) anniversary of the Effective Date.

Article XV of the Subordinated Notes Indenture shall not be enforced and Allowed Subordinated Notes Claims shall not be subordinated to Senior Notes Claims, Lease Guaranty Claims, or any other General Unsecured Claim, solely with respect to the right to receive Plan Distributions under Section 4.1(c) of the Plan, and any and all such rights to enforce such subordination for Plan Distributions under Section 4.1(c) of the Plan are settled, compromised, and released pursuant to the Plan.  As of the Effective Date, all persons and entities, including, without limitation, the Senior Notes Indenture Trustee and each holder of a Senior Notes Claim, are enjoined from enforcing or attempting to enforce any contractual, legal and/or equitable right of subordination against the Subordinated Notes Indenture Trustee or any holder of a Subordinated Notes Claim, solely with respect to the right to receive Plan Distributions under Section 4.1(c) of the Plan.  As such, notwithstanding Article XV of the Subordinated Notes Indenture, the holders of Allowed Subordinated Notes Claims shall receive, and shall be entitled to retain, their Pro Rata Share of the Plan Distributions as provided under Sections 4.1(c) and 8.4(b) in respect of the Allowed General Unsecured Claim in favor of the Subordinated Notes Indenture Trustee (for the benefit of the holders of Allowed Subordinated Notes Claims) in the amount of $55,000,000.

Except as provided in Section 9.10, all Plan Distributions to holders of Allowed Senior Notes Claims, Allowed Subordinated Notes Claims or Allowed Lease Guaranty Claims shall only be made to such holders after the surrender by each such holder of the certificates representing such Claim, or in the event that such certificate is lost, stolen, mutilated or destroyed, upon the holder’s compliance with the requirements set forth in Section 9.10.  Upon surrender of such certificates, the applicable Indenture Trustee shall cancel and destroy such certificates.

(c)         Indenture Trustee Fees

Notwithstanding anything in the Plan to the contrary, on the Effective Date, the Disbursing Agent shall pay in Cash, without the need for any application to, or approval of, any court, all documented Indenture Trustee Fees owed in accordance with the applicable Indenture as of the Effective Date.  The Indenture Trustees shall provide reasonably detailed invoices to the Plan Debtors and the Creditors’ Committee no later than five (5) days prior to the Effective Date (subject to redaction to preserve attorney-client privilege).

The Bankruptcy Court shall retain jurisdiction over any disputes regarding the reasonableness of the requested Indenture Trustee Fees.  If the Disbursing Agent or the Creditors’ Committee disputes any requested Indenture Trustee Fees, the Disbursing Agent shall (i) pay any undisputed portion of the Indenture Trustee Fees and (ii) notify the applicable Indenture Trustee of such dispute within five (5) days after presentation of the invoices by the Indenture Trustee.  Upon such notification, the applicable Indenture Trustee may (i) assert its Indenture Trustee Charging Lien to pay the disputed portion of the Indenture Trustee Fees or (ii) submit such dispute for resolution to the Bankruptcy Court.  Nothing herein shall be deemed to impair, waive, discharge or negatively affect the Indenture Trustee Charging Liens.

To the extent that an Indenture Trustee provides services related to the Plan, Confirmation Order, or the applicable Indenture before, on or after the Effective Date, such Indenture Trustee shall be entitled to receive from the Disbursing Agent, without further court approval, reasonable compensation for such services and reimbursement of reasonable out-of-pocket expenses incurred in connection with such services.  The payment of such compensation and expenses will be made on the terms provided herein or as otherwise agreed to between the applicable Indenture Trustee and the Disbursing Agent and the Creditors’ Committee.

9.9.         Reserve for Contested Claims

Plan Distributions to be distributed to the holders of Allowed General Unsecured Claims shall be distributed as provided in this Article IX.  The Pro Rata Share of Plan Distributions reserved in the Distribution Reserve for holders of Contested General Unsecured Claims shall not exceed the amount estimated by the Bankruptcy Court with respect to such Claims, if any, without the consent of the Majority Consenting Senior Noteholders, the Creditors’ Committee and the Lease Trustee, which consent shall not be unreasonably withheld or delayed.  After a Final Order has been entered, or other final resolution has been reached, with respect to all Contested General Unsecured Claims, the Distribution Reserve Excess shall be distributed to the holders of Allowed General Unsecured Claims pursuant to Section 4.1(c) hereof.

9.10.       Surrender and Cancellation of Instruments

As a condition to receiving any Plan Distribution, on or before the Plan Distribution Date, the holder of an Allowed Claim evidenced by a certificate, instrument or note, other than any such certificate, instrument or note that is being reinstated under the Plan, shall (a) surrender such certificate, instrument or note representing such Claim, including, without limitation, any guarantees, and (b) execute and deliver such other documents as may be necessary to effectuate the Plan; provided, however, that the Lease Trustee and Lease Certificate Holders shall not be required to surrender any certificate, instrument or note evidencing their Claims, but the Lease Trustee shall surrender the Lease Guaranties.  If the record holder of a note is DTC or its nominee, or another securities depository or custodian thereof, and such note is represented by a global security held by or on behalf of DTC or such other securities depository or custodian, then the beneficial holder of such note shall be deemed to have surrendered such holder’s security, note, debenture or other evidence of indebtedness upon surrender of such global security by DTC or its nominee, or another securities depository or custodian thereof.

Any certificate, instrument or note, including any such guarantees, surrendered pursuant to the immediately preceding paragraph shall thereafter be cancelled and extinguished; provided, however, that the Senior Notes, the Subordinated Notes, NGC Trust Capital Income Securities, the Lease Guaranties and the Indentures (other than the Lease Indentures and the Pass Through Trust Agreement in respect of Dynegy Danskammer, Dynegy Roseton, DNE and Hudson Power) shall continue in effect solely to the extent necessary to (i) allow the Disbursing Agent to make Plan Distributions on account of Allowed Senior Notes Claims, Allowed Subordinated Notes Claims, and Allowed Lease Guaranty Claims, as applicable, (ii) allow the Indenture Trustees to make distributions on account of Allowed Senior Notes Claims, Allowed Subordinated Notes Claims, and Allowed Lease Guaranty Claims, as applicable, (iii) permit the Indenture Trustees to assert their Indenture Trustee Charging Liens against Plan Distributions for payment of the Indenture Trustee Fees, (iv) allow the Indenture Trustees to maintain any right of indemnification, contribution subrogation or any other Claim they may have under the Indentures, (v) permit each Indenture Trustee to appear in the Chapter 11 Cases or in any other matter described in Article XIV which, absent such cancellation or extinguishment, such Indenture Trustee would otherwise have the right to appear, and (vi) permit the Indenture Trustees to perform any functions that are necessary to effectuate the foregoing.  The Disbursing Agent shall have the right to withhold any Plan Distribution to be made to or on behalf of any holder of such Claims unless and until (x) such certificates, instruments or notes, including any such guarantees, are surrendered to the extent required in the immediately preceding paragraph, or (y) any relevant holder provides to the Disbursing Agent an affidavit of loss or such other documents as may be required by the Disbursing Agent together with an appropriate indemnity in the customary form.  Any such holder who fails to surrender such certificates, instruments or notes, including any such guarantees, or otherwise fails to deliver an affidavit of loss and indemnity prior to the second (2nd) anniversary of the Effective Date, shall be deemed to have forfeited its Claims and shall have no further Claims against DH, Dynegy, the Surviving Entity, Reorganized Dynegy, their property and Estates, or against the Indenture Trustees, as applicable, in respect of such Claim and shall not participate in any Plan Distribution.  All property in respect of such forfeited Claims shall revert to Reorganized Dynegy.

Subsequent to the performance by the Indenture Trustees or their agents of any duties that are required under the Plan, the Confirmation Order and/or under the terms of the Indentures, the Indenture Trustees and their agents shall be relieved of, and released from, all obligations associated with the Senior Notes, Subordinated Notes and (with respect to DH and the Lease Guaranty Claims) Lease Certificates or under other applicable trust agreements or law and the Indentures (other than the Lease Indentures and the Pass Through Trust Agreement) shall be deemed to be discharged and released.

Upon receipt and distribution of the Class 3 Stock Pool, the Allocated Facilities Sale Proceeds, and the Plan Cash Payment, and after payment of the Subordinated Notes Indenture Trustee Fees (each as provided hereunder), the NGC Trust shall be deemed terminated and dissolved and, if necessary or desirable, Reorganized Dynegy or the Subordinated Notes Indenture Trustee may file a certificate of cancellation with the Secretary of State of Delaware, and upon such termination and dissolution, the NGC Capital Income Securities Guarantee shall be deemed terminated.

ARTICLE X.

PROCEDURES FOR RESOLVING

AND TREATING CONTESTED CLAIMS

10.1.       Claim Objection Deadline

As soon as practicable, but in no event later than one hundred and eighty (180) days after the Effective Date (subject to being extended by order of the Bankruptcy Court upon motion of the Disbursing Agent), objections to Claims shall be filed with the Bankruptcy Court and served upon the holders of each of the Claims to which objections are made.

10.2.       Prosecution of Contested Claims

The Plan Debtors (or, if after the Effective Date, the Disbursing Agent), and the Creditors’ Committee may object to the allowance of Claims filed with the Bankruptcy Court with respect to which liability is disputed in whole or in part.  Except as otherwise set forth herein, all objections that are filed and prosecuted as provided herein shall be litigated to Final Order or compromised and settled in accordance with Section 10.3.

10.3.       Settlement of Claims and Causes of Action

Notwithstanding any requirements that may be imposed pursuant to Bankruptcy Rule 9019, from and after the Effective Date, the Disbursing Agent shall have authority to settle or compromise all Claims and Causes of Action (to the extent not previously compromised, settled and released under the Plan) without further review or approval of the Bankruptcy Court.

10.4.       Entitlement to Plan Distributions Upon Allowance

Notwithstanding any other provision of the Plan, no Plan Distribution or partial Plan Distribution shall be made with respect to any Claim to the extent it is a Contested Claim, unless and until such Contested Claim becomes an Allowed Claim, subject to the setoff rights as provided in Section 15.22.  When a Claim that is not an Allowed Claim as of the Effective Date becomes an Allowed Claim (regardless of when) the holder of such Allowed Claim shall thereupon become entitled to receive the Plan Distributions in respect of such Claim, the same as though such Claim had been an Allowed Claim on the Effective Date.

10.5.       Indenture Trustee as Claim Holder

Consistent with Bankruptcy Rule 3003(c), the Disbursing Agent shall recognize a Proof of Claim filed by an Indenture Trustee in respect of any Allowed Senior Notes Claims, Allowed Subordinated Notes Claims (but subject to Section 8.4(b) hereof), and Allowed Lease Guaranty Claims for purposes of Plan Distributions.  Accordingly, any Senior Notes Claim, Subordinated Notes Claim, or Lease Guaranty Claim, proof of which is filed by the registered or beneficial holder of such Claim, may be disallowed as duplicative of the Claim of the applicable Indenture Trustee, without need for any further action or Bankruptcy Court order.

10.6.       Estimation of Claims

The Plan Debtors (or either of them, as applicable), or, following the Effective Date, the Disbursing Agent, may at any time request that the Bankruptcy Court estimate any Contested Claim pursuant to section 502(c) of the Bankruptcy Code regardless of whether the Plan Debtors (or either of them, as applicable), or the Disbursing Agent has previously objected to such Claim or whether the Bankruptcy Court has ruled on any such objection, and the Bankruptcy Court shall retain jurisdiction to estimate any Claim at any time during litigation concerning any objection to any Claim, including during the pendency of any appeal relating to any such objection.  In the event that the Bankruptcy Court estimates any Contested Claim, that estimated amount shall constitute the Allowed amount of such Claim for all purposes under the Plan except with respect to Plan Distributions, and with respect to Plan Distributions the estimated amount shall constitute the maximum Allowed amount of such Claim.  All of the objection, estimation, settlement, and resolution procedures set forth in the Plan are cumulative and not necessarily exclusive of one another.  Claims may be estimated and subsequently compromised, settled, withdrawn or resolved by any mechanism approved by the Bankruptcy Court.

ARTICLE XI.

CONDITIONS PRECEDENT TO

CONFIRMATION OF THE PLAN AND

THE OCCURRENCE OF THE EFFECTIVE DATE

11.1.       Conditions Precedent to Confirmation

The following are conditions precedent to confirmation of the Plan:

(a)         The Bankruptcy Court shall have issued, and the Clerk of the Bankruptcy Court shall have entered, the Disclosure Statement Orders, in form and substance reasonably acceptable to the Plan Debtors, the Creditors’ Committee, the Majority Consenting Senior Noteholders, and the Lease Trustee;

(b)         The Settlement Order shall be in full force and effect and not be subject to any stay or injunction, and shall not have been amended, modified, reversed or vacated (except for any amendments or modifications as may be reasonably acceptable, in form and substance, to the Plan Debtors, the Creditors’ Committee, the Majority Consenting Senior Noteholders, RCM, and the Lease Trustee);

(c)         The Bankruptcy Court shall have issued, and the Clerk of the Bankruptcy Court shall have entered, a Confirmation Order, in form and substance reasonably acceptable to the Plan Debtors, the Creditors’ Committee, the Majority Consenting Senior Noteholders, and the Lease Trustee; provided, that if the Confirmation Order is not entered by September 21, 2012, each Plan Debtor will have no obligation to pursue confirmation of the Plan and either Plan Debtor may, notwithstanding any other provision of the Plan, without any consent or action by or from the other Plan Debtor, but, in the case of DH only, with the consent of the Creditors’ Committee, the Majority Consenting Senior Noteholders, and the Lease Trustee, (i) amend the Plan in accordance with Section 15.17 hereof or (ii) revoke or withdraw the Plan in accordance with Section 15.18 hereof, without prejudice to DH’s or Dynegy’s right to file an amended plan of reorganization; and

(d)         The Plan, the Plan Documents, and all of the documents, schedules, supplements, exhibits and appendices contained therein or related thereto, are each in form and substance reasonably acceptable to the Plan Debtors, the Creditors’ Committee, the Majority Consenting Senior Noteholders, and the Lease Trustee.

11.2.       Conditions Precedent to the Occurrence of the Effective Date

The following are conditions precedent to the occurrence of the Effective Date:

(a)         The Confirmation Order shall (i) have been entered by the Bankruptcy Court on or before the later of (A) September 21, 2012 and (B) in the event of a Non-Conforming Plan Assertion, the date that is five (5) days after the Bankruptcy Court makes a Conforming Plan Determination or a Non-Conforming Plan Determination, (ii) be in full force and effect and (iii) not be subject to any stay or injunction;

(b)         There shall be no Non-Conforming Plan Assertion, or, in the event of a Non-Conforming Plan Assertion, the Bankruptcy Court shall have entered its order ruling on the Non-Conforming Plan Assertion and that order constitutes a Conforming Plan Determination;

(c)         The Settlement Order shall be in full force and effect and not be subject to any stay or injunction, and shall not have been amended, modified, reversed or vacated (except for any amendments or modifications as may be reasonably acceptable, in form and substance, to the Plan Debtors, the Creditors’ Committee, the Majority Consenting Senior Noteholders, RCM, and the Lease Trustee);

(d)         All conditions to the obligations of the Plan Debtors under the Plan and the Plan Documents shall have been satisfied or waived in accordance with the terms of the Plan or the applicable Plan Documents;

(e)         The Confirmation Order, the Plan, the Plan Documents, and all of the documents, schedules, supplements, exhibits and appendices contained therein shall not have been amended, supplemented or otherwise modified from the form and substance reasonably acceptable to the Plan Debtors, the Majority Consenting Senior Noteholders, the Lease Trustee and the Creditors’ Committee, as applicable, unless such amendments, supplements or modifications are in form and substance reasonably acceptable to such Persons, as applicable; and

(f)          The transactions authorized pursuant to Section 8.2 and all material documents, instruments and agreements necessary to implement such transactions, shall be in form and substance reasonably acceptable to, the Plan Debtors, the Majority Consenting Senior Noteholders, the Lease Trustee, and the Creditors’ Committee.

11.3.       Waiver of Conditions

The Plan Debtors may waive with the prior written consent of each of the Plan Debtors, the Creditors’ Committee, the Majority Consenting Senior Noteholders, and the Lease Trustee, without further order of the Bankruptcy Court, any one or more of the conditions set forth in Section 11.1 or Section 11.2.

11.4.       Effect of Non-Occurrence of the Effective Date

If the Effective Date does not occur on or prior to December 31, 2012, the Plan shall be null and void and nothing contained in the Plan shall:  (a) constitute a waiver or release of any Claims against or Equity Interests in DH, Dynegy or the Surviving Entity (as applicable); (b) prejudice in any manner the rights of DH, Dynegy, the Surviving Entity (as applicable) or any other Person; or (c) constitute an admission, acknowledgement, offer or undertaking by DH, Dynegy, the Surviving Entity (as applicable) or any other Person as to any matter or thing.

ARTICLE XII.

THE DISBURSING AGENT

12.1.       Powers and Duties of the Disbursing Agent

The Disbursing Agent shall be empowered to: (a) take all steps and execute all instruments and documents necessary to make Plan Distributions to holders of Allowed Claims; (b) comply with the Plan and the obligations thereunder; (c) employ, retain or replace professionals to represent it with respect to its responsibilities under the Plan; (d) object to Claims as specified in Article X, and prosecute such objections; (e) compromise and settle any issue or dispute regarding the amount, validity, priority, treatment or Allowance of any Claim as provided in Article X; (f) make, in its sole discretion, annual and other periodic reports regarding the status of distributions under the Plan to the holders of Allowed Claims that are outstanding at such time, with such reports to be made available upon request to the holder of any Contested Claim; and (g) exercise such other powers as may be vested in the Disbursing Agent pursuant to the Plan, the Plan Documents, the Confirmation Order, or any other order of the Bankruptcy Court.

12.2.       Plan Distributions

The Disbursing Agent shall make or cause to be made the required Plan Distributions specified under the Plan on the relevant Plan Distribution Date therefor, except as otherwise provided in Section 9.8 of the Plan.

12.3.       Exculpation of the Disbursing Agent

Except as otherwise provided in this Section, the Disbursing Agent, and its officers, directors, employees, agents and representatives, are exculpated pursuant to the Plan by all Persons, holders of Claims and Equity Interests, and all other parties in interest, from any and all Claims or Causes of Action arising out of the discharge of the powers and duties conferred upon the Disbursing Agent (and each of its respective paying agents), by the Plan, any Final Order of the Bankruptcy Court entered pursuant to or in furtherance of the Plan, or applicable law, except solely for actions or omissions arising out of the Disbursing Agent’s intentional fraud, willful misconduct, gross negligence, or criminal conduct.  No holder of a Claim or Equity Interest, or representative thereof, shall have or pursue any Claim or Cause of Action against (a) the Disbursing Agent or its respective officers, directors, employees, agents and representatives for making Plan Distributions in accordance with the Plan, or (b) any holder of a Claim or Equity Interest receiving or retaining Plan Distributions as provided for by the Plan.  Nothing contained in this Section shall preclude or impair any holder of an Allowed Claim from bringing an action in the Bankruptcy Court to compel the making of Plan Distributions contemplated by the Plan on account of such Allowed Claim.

ARTICLE XIII.

TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES

13.1.       Assumption and Rejection of Executory Contracts and Unexpired Leases

(a)         On the Effective Date, all executory contracts and unexpired leases of the Surviving Entity shall be rejected pursuant to the provisions of section 365 of the Bankruptcy Code, except:  (i) any executory contracts or unexpired leases that are the subject of a separate motion to reject, assume, or assume and assign that is filed pursuant to section 365 of the Bankruptcy Code by DH, Dynegy or the Surviving Entity before the Effective Date; (ii) any contracts and leases listed in the “Schedule of Assumed and Assigned Executory Contracts and Unexpired Leases”, attached hereto as Exhibit “J”, to be filed by the Plan Debtors as a Plan Document; (iii) all executory contracts and unexpired leases assumed or assumed and assigned under this Plan (including under Section 8.10 of the Plan) or by order of the Bankruptcy Court entered before the Effective Date; (iv) any executory contract or unexpired lease that is the subject of a dispute over the amount or manner of cure pursuant to this Article XIII and for which DH, Dynegy, the Surviving Entity, or the Disbursing Agent (as applicable) makes a motion to reject such contract or lease based upon the existence of such dispute filed at any time; and (v) any agreement, obligation, security interest, transaction or similar undertaking that DH, Dynegy, the Surviving Entity or the Disbursing Agent (as applicable) believes is not executory.

(b)         The Plan shall constitute a motion to reject such executory contracts and unexpired leases rejected pursuant to Section 13.1(a), and DH, Dynegy, the Surviving Entity and Reorganized Dynegy shall have no liability thereunder except as is specifically provided in the Plan.  Entry of the Confirmation Order by the Bankruptcy Court shall constitute approval of such rejections pursuant to section 365(a) of the Bankruptcy Code and a finding by the Bankruptcy Court that each such rejected agreement, executory contract or unexpired lease is burdensome and that the rejection thereof is in the best interests of DH, Dynegy, the Surviving Entity and their Estates.

(c)         The Plan shall constitute a motion to assume or assume and assign to Reorganized Dynegy (unless another Person is otherwise listed) such executory contracts and unexpired leases as set forth in the Schedule of Assumed and Assigned Executory Contracts and Unexpired Leases, and, if assigned to a Person other than Reorganized Dynegy, Reorganized Dynegy shall have no liability thereunder for any breach of such assumed and assigned executory contract or unexpired lease occurring after such assignment pursuant to section 365(k) of the Bankruptcy Code, except as is specifically provided in the Plan.  Issuance of the Confirmation Order by the Bankruptcy Court, upon entry of such Confirmation Order by the Clerk of the Bankruptcy Court, shall constitute approval of such assumption or assumption and assignment pursuant to sections 365(a), (b) and (f) of the Bankruptcy Code, as applicable, and a finding by the Bankruptcy Court that the requirements of section 365(f) of the Bankruptcy Code have been satisfied.  Any counterparty to an agreement listed on the Schedule of Assumed and Assigned Executory Contracts and Unexpired Leases filed by the Plan Debtors who disputes the assumption or assignment of an executory contract or unexpired lease must file with the Bankruptcy Court, and serve upon the Plan Debtors and the Creditors’ Committee a written objection to the assumption or assumption and assignment, which objection shall set forth the basis for the dispute by no later than seven (7) Business Days prior to the Confirmation Hearing.  The failure to timely object shall be deemed a waiver of any and all objections to the assumption, or assumption and assignment, of executory contracts and unexpired leases listed in the Schedule of Assumed and Assigned Executory Contracts and Unexpired Leases timely filed by the Plan Debtors.

(d)         The inclusion of a contract, lease or other agreement on any Schedule of Assumed and Assigned Executory Contracts and Unexpired Leases shall not constitute an admission by the Plan Debtors as to the characterization of whether any such included contract, lease, or other agreement is, or is not, an executory contract or unexpired lease or whether any claimants under any such contract, lease or other agreement are time-barred from asserting Claims against DH, Dynegy, the Surviving Entity or Reorganized Dynegy.  The Plan Debtors reserve all rights with respect to the characterization of any such agreements.

13.2.       Cure

At the election of the Plan Debtors, any monetary defaults under each executory contract and unexpired lease to be assumed under this Plan shall be satisfied pursuant to section 365(b)(1) of the Bankruptcy Code: (a) by payment of the default amount in Cash on the Effective Date or as soon thereafter as practicable, or (b) on such other terms as agreed upon in writing by (i) the Plan Debtors or the Disbursing Agent (as applicable), and the Creditors’ Committee, and (ii) the counter-party to such executory contract or unexpired lease.  In the event of a dispute regarding: (A) the amount of any cure payments, (B) the ability to provide adequate assurance of future performance under the contract or lease to be assumed or assigned, or (C) any other matter pertaining to assumption or assignment, the cure payments required by section 365(b)(1) of the Bankruptcy Code, if any, shall be made following the entry of a Final Order resolving the dispute and approving assumption or assignment, as applicable.  The Schedule of Assumed and Assigned Executory Contracts and Unexpired Leases filed by the Plan Debtors shall set forth the cure obligations, if any, for each agreement for which a cure obligation must be satisfied as a condition to the assumption, or assumption and assignment, of such agreement.  Any counterparty to an agreement listed on the Schedule of Assumed and Assigned Executory Contracts and Unexpired Leases filed by the Plan Debtors who disputes the scheduled cure obligation with respect to the executory contract or unexpired lease to which it is a party or regarding the provision of adequate assurance, or any other matter relating to assumption or assignment, must file with the Bankruptcy Court, and serve upon the Plan Debtors and the Creditors’ Committee, a written objection, which objection shall set forth the basis for the dispute, the alleged correct cure obligation, if applicable, and/or any other objection related to the assumption or assignment of the relevant agreement by no later than seven (7) Business Days prior to the Confirmation Hearing.  If a counterparty to an executory contract or unexpired lease to be assumed, or assumed and assigned, fails to file and serve an objection that complies with the foregoing, such counterparty shall be deemed to have waived any and all objections to the assumption and assignment of the relevant agreement, including with respect to any cure obligations.

13.3.       Claims Arising from Rejection, Expiration or Termination

Claims created by the rejection of executory contracts and unexpired leases or the expiration or termination of any executory contract or unexpired lease prior to the Confirmation Date must be filed with the Bankruptcy Court and served on the Plan Debtors or the Disbursing Agent (as applicable), and the Creditors’ Committee, (a) in the case of an executory contract or unexpired lease rejected prior to the Confirmation Date, no later than the later of (i) the applicable bar date set forth in the applicable Bar Date Notice and (ii) the date that is thirty (30) days after the date of notice of such rejection, (except to the extent the order authorizing such rejection specifies a different deadline), or (b) in the case of an executory contract or unexpired lease that (i) was terminated or expired by its terms prior to the Confirmation Date, or (ii) is rejected pursuant to this Article XIII, no later than thirty (30) days after the Effective Date.  Any such Claims for which a Proof of Claim is not filed and served by the deadlines set forth in this Section 13.3, as applicable, shall be forever barred from assertion and shall not be enforceable against DH, Dynegy, the Surviving Entity or their Estates, Assets, or non-Debtor Affiliates or any of their assets or property, or Reorganized Dynegy or any of its assets or property.  Unless otherwise ordered by the Bankruptcy Court, all such Claims that are timely filed as provided herein shall be treated as General Unsecured Claims or Convenience Claims under the Plan, as applicable, subject to objection by the Disbursing Agent.

ARTICLE XIV.

RETENTION OF JURISDICTION

Pursuant to sections 105(a) and 1142 of the Bankruptcy Code, the Bankruptcy Court shall retain and shall have exclusive jurisdiction over any matter (a) arising under the Bankruptcy Code, (b) arising in or related to the Chapter 11 Cases of DH, Dynegy or the Surviving Entity, or the Plan, or (c) that relates to the following:

(i)            To determine any and all adversary proceedings, applications, motions, and contested or litigated matters that may be pending on the Effective Date or that, pursuant to the Plan, may be instituted by the Disbursing Agent after the Effective Date;

(ii)                                  To hear and determine any objections to the allowance of Claims, whether filed, asserted, or made before or after the Effective Date, including, without express or implied limitation, to hear and determine any objections to the classification of any Claim and to allow, disallow or estimate any Contested Claim in whole or in part;

(iii)                               To issue such orders in aid of execution of the Plan to the extent authorized or contemplated by section 1142 of the Bankruptcy Code;

(iv)                              To consider any modifications of the Plan, remedy any defect or omission, or reconcile any inconsistency in any order of the Bankruptcy Court, including, without limitation, the Confirmation Order;

(v)                                 To hear and determine all Fee Applications and applications for allowances of compensation and reimbursement of any other fees and expenses authorized to be paid or reimbursed under the Plan or the Bankruptcy Code;

(vi)                              To hear and determine all controversies, suits and disputes that may relate to, impact upon, or arise in connection with the Settlement Agreement or its interpretation, implementation, enforcement or consummation (subject to the terms thereof);

(vii)                           To hear and determine all controversies, suits and disputes that may relate to, impact upon or arise in connection with the Plan, the Plan Documents or their interpretation, implementation, enforcement or consummation;

(viii)                        To hear and determine all controversies, suits and disputes that may relate to, impact upon, or arise in connection with the Confirmation Order (and all exhibits to the Plan) or its interpretation, implementation, enforcement or consummation;

(ix)                                To the extent that Bankruptcy Court approval is required and to the extent not released pursuant to the Plan, to consider and act on the compromise and settlement of any Claim or Cause of Action by, on behalf of, or against DH, Dynegy, the Surviving Entity or their Estates, or Reorganized Dynegy;

(x)                                   To hear and determine such other matters that may be set forth in the Plan, or the Confirmation Order, or that may arise in connection with the Plan, or the Confirmation Order;

(xi)                                To hear and determine matters concerning state, local and federal taxes, fines, penalties or additions to taxes for which Reorganized Dynegy may be liable, directly or indirectly, in accordance with sections 346, 505 and 1146 of the Bankruptcy Code;

(xii)                             To hear and determine all controversies, suits and disputes that may relate to, impact upon, or arise in connection with any setoff and/or recoupment rights of DH, Dynegy, the Surviving Entity, or Reorganized Dynegy, or any Person under the Plan;

(xiii)                          To hear and determine all controversies, suits, and disputes that may relate to, impact upon, or arise in connection with Causes of Action of DH, Dynegy, or the Surviving Entity (including Avoidance Actions) commenced by DH, Dynegy, the Surviving Entity, Reorganized Dynegy, or any third parties, as applicable, before or after the Effective Date, except to the extent compromised, settled and released under the Plan;

(xiv)                         To enter an order or final decree closing the Chapter 11 Case of any Plan Debtor;

(xv)                            To issue injunctions, enter and implement other orders or take such other actions as may be necessary or appropriate to restrain interference by any Person with consummation, implementation or enforcement of the Plan or the Confirmation Order; and

(xvi)                         To hear and determine any other matters related hereto and not inconsistent with chapter 11 of the Bankruptcy Code.

ARTICLE XV.

MISCELLANEOUS PROVISIONS

15.1.                     Substantial Consummation

On the Effective Date, the Plan shall be deemed to be substantially consummated under sections 1101 and 1127(b) of the Bankruptcy Code.

15.2.                     Confirmation Over Non-Accepting Classes

The Plan Debtors intend to confirm the Plan notwithstanding the non-acceptance of one or more classes of Claims and/or Equity Interests pursuant to section 1129(b) of the Bankruptcy Code.

15.3.                     Payment of Statutory Fees

All fees due and payable with respect to the Plan Debtors’ respective Chapter 11 Cases as of the Effective Date pursuant to section 1930 of title 28 of the United States Code, together with interest, if any, pursuant to section 3717 of title 31 of the United States Code, each as determined by the Bankruptcy Court at the Confirmation Hearing, shall be paid by DH and Dynegy, or the Surviving Entity, as applicable, on or before the Effective Date.  Following the Effective Date, Reorganized Dynegy shall pay all fees incurred pursuant to section 1930 of title 28 of the United States Code, together with interest, if any, pursuant to section 3717 of title 31 of the United States Code, with respect to the Plan Debtors’ Chapter 11 Cases until such time as a final decree is entered closing such Chapter 11 Cases, a Final Order converting such Chapter 11 Cases to a case under chapter 7 of the Bankruptcy Code or a Final Order dismissing such Chapter 11 Cases is entered.

Additionally, following entry of the Confirmation Order, the Plan Debtors or Reorganized Dynegy, as applicable, shall file post-confirmation quarterly status reports with the

Bankruptcy Court in accordance with Rule 3021-1 of the Local Bankruptcy Rules for the Southern District of New York and shall meet all Post-Confirmation Operating Report requirements of the U.S. Trustee’s Operating Guidelines and Reporting Requirements for debtors in possession and trustees (unless the Bankruptcy Court orders otherwise).

15.4.                     Satisfaction of Claims

The rights afforded in the Plan and the treatment of all Claims and Equity Interests herein shall be in exchange for and in complete satisfaction, discharge and release of all Claims and Equity Interests of any nature whatsoever against DH, Dynegy, the Surviving Entity and their Estates, Assets, properties and interests in property.  Except as otherwise provided herein, on the Effective Date, all Claims against and Equity Interests in the Surviving Entity shall be satisfied, discharged and released in full.  Reorganized Dynegy shall not be responsible for any pre-Effective Date obligations of DH, Dynegy or the Surviving Entity, except those expressly assumed by Reorganized Dynegy, or as otherwise provided in the Plan.  Except as otherwise provided herein, all Persons shall be precluded and forever barred from asserting against Reorganized Dynegy, or its successors or assigns, Assets, properties, or interests in property any event, occurrence, condition, thing, or other or further Claims or Causes of Action based upon any act, omission, transaction, or other activity of any kind or nature that occurred or came into existence prior to the Effective Date, whether or not the facts of or legal bases therefor were known or existed prior to the Effective Date.

15.5.                     Special Provisions Regarding Insured Claims

The Plan Distributions to each holder of an Allowed Insured Claim against the Surviving Entity shall be made in accordance with the treatment provided under the Plan for the Class in which such Allowed Insured Claim is classified; except, that there shall be deducted from any Plan Distribution on account of an Insured Claim, for purposes of calculating the Allowed amount of such Claim, the amount of any insurance proceeds actually received by such holder in respect of such Allowed Insured Claim.  Nothing in this Section 15.5 shall (i) constitute a waiver of any Claim, right, or Cause of Action of DH, Dynegy, the Surviving Entity or their Estates may hold against any Person, including any insurer, or (ii) provide for the Allowance of any Insured Claim.  Pursuant to section 524(e) of the Bankruptcy Code, nothing in the Plan shall release or discharge any insurer from any obligations to any Person under applicable law or any policy of insurance under which DH, Dynegy, or the Surviving Entity is an insured or a beneficiary.

15.6.                     Third Party Agreements; Subordination

Except as provided in Sections 8.4 and 9.8(b) of the Plan, the Plan Distributions to the various classes of Claims hereunder shall not affect the right of any Person to levy, garnish, attach, or employ any other legal process with respect to such Plan Distributions by reason of any claimed subordination rights or otherwise.  All such rights and any agreements relating thereto shall remain in full force and effect.  The right of DH, Dynegy, the Surviving Entity and, after the Effective Date, the Disbursing Agent, to seek subordination of any Claim (other than a Senior Notes Claim, a Subordinated Notes Claim, or a Lease Guaranty Claim) pursuant to section 510 of the Bankruptcy Code is fully reserved, and the treatment afforded any Claim that becomes a subordinated Claim at any time shall be modified to reflect such subordination.

15.7.                     Exculpation

None of DH, Dynegy, the Surviving Entity, their non-Debtor Affiliates, the Consenting Senior Noteholders, Franklin, the Lease Trustee, the Consenting Lease Certificate Holders, the PSEG Entities, the members of the Creditors’ Committee (solely in their capacity as such), the Indenture Trustees, or any of their respective officers, directors, managers, equity holders, employees, agents, representatives, advisors, attorneys or successors and assigns shall have or incur any liability to any Person for any act or omission in connection with, or arising out of, the pursuit of confirmation of the Plan, the consummation of the Plan, or the implementation or administration of the Plan or the property to be distributed under the Plan, except for willful misconduct or gross negligence as finally determined by the Bankruptcy Court, and, in all respects shall be entitled to rely upon the advice of counsel and all information provided by other exculpated persons herein without any duty to investigate the veracity or accuracy of such information with respect to their duties and responsibilities under the Plan.  Nothing in the Plan shall limit the liability of the professionals of DH, Dynegy and the Surviving Entity to their clients pursuant to N.Y. Comp. Codes R. & Regs. tit. 22 § 1200.8 Rule 1.8(h)(1) (2009).

15.8.                     Discharge

Except as otherwise provided in the Plan or the Confirmation Order, on the Effective Date, without further notice or order, all Claims and Causes of Action against DH, Dynegy, the Surviving Entity and their Estates and all successors thereto of any nature whatsoever shall be automatically discharged forever.  Except as otherwise provided in the Plan or the Confirmation Order, on the Effective Date, DH, Dynegy, the Surviving Entity and their Estates, Reorganized Dynegy and all successors thereto shall be deemed fully discharged and released from any and all Claims and Causes of Action, including, but not limited to, demands and liabilities that arose before the Effective Date, and all debts of the kind specified in sections 502(g), 502(h), and 502(i) of the Bankruptcy Code, whether or not (a) a Proof of Claim based upon such debt is filed or deemed filed under section 501 of the Bankruptcy Code; (b) a Claim based upon such debt is allowed under section 502 of the Bankruptcy Code; or (c) the holder of a Claim based upon such debt has accepted the Plan.  The Confirmation Order shall be a judicial determination of discharge of all liabilities of DH, Dynegy, the Surviving Entity, their Estates, Reorganized Dynegy and all successors thereto.  As provided in section 524 of the Bankruptcy Code, such discharge shall void any judgment against DH, Dynegy, the Surviving Entity and their Estates or property, Reorganized Dynegy or any successors thereto at any time obtained to the extent it relates to a discharged Claim, and operates as an injunction against the prosecution of any action against DH, Dynegy, the Surviving Entity and their Estates or property, Reorganized Dynegy or any successors thereto to the extent it relates to a discharged Claim.

15.9.                     Notices

Any notices, requests or demands to or upon the Plan Debtors, the Consenting Senior Noteholders, the Consenting Lease Certificate Holders, RCM, the PSEG Entities, the Lease Trustee, or the Creditors’ Committee, in order to be effective, shall be in writing (including, without express or implied limitation, those delivered by facsimile transmission), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when actually delivered or, in the case of notice by facsimile transmission, when received and telephonically confirmed, addressed as follows:

If to DH:

Dynegy Holdings, LLC
Attention:  Catherine Callaway
601 Travis — 14th Floor

Houston, Texas 77002
Telephone:  (713) 767-4615
Facsimile:  (713) 767-5181

E-mail:  Catherine.Callaway@dynegy.com

and

Attention:  David Hershberg

E-mail:  david.hershberg@gmail.com.

c/o  Young Conaway Stargatt & Taylor, LLP

Attention:  James L. Patton, Jr.
Rodney Square
1000 North King Street

Wilmington, Delaware 19801

Telephone:  (302) 571-6684

Facsimile:  (302) 576-3325
E-mail:  jpatton@ycst.com

with a copy to:
Sidley Austin LLP Attention: James F. Conlan One South Dearborn Chicago, Illinois 60603 Telephone: (312) 853-6890 Facsimile: (312) 853-7036 E-mail: jconlan@sidley.com with a copy to:

Young Conaway Stargatt & Taylor, LLP

Attention:  James L. Patton, Jr.
Rodney Square
1000 North King Street

Wilmington, Delaware 19801

Telephone:  (302) 571-6684

Facsimile:  (302) 576-3325
E-mail:  jpatton@ycst.com

If to Dynegy:

Dynegy Inc.

Attention: Catherine Callaway 601 Travis Street, Suite 1400 Houston, Texas 77002 Telephone: (713) 767-4615 Facsimile: (713) 767-5181 E-mail: Catherine.Callaway@dynegy.com with a copy to:
White & Case LLP Attention: Thomas E Lauria 200 South Biscayne Boulevard Suite 4900 Miami, Florida 33131 Telephone: (305) 995-5282 Facsimile: (305) 358-5744 E-mail: tlauria@whitecase.com
If to the Consenting Senior Noteholders:

Paul, Weiss, Rifkind, Wharton & Garrison LLP
Attention:  Andrew N. Rosenberg & Alice Belisle Eaton
1285 Avenue of the Americas

New York, New York 10019

Telephone:  (212) 373-3000

Facsimile:  (212) 757-3990

E-mail:  arosenberg@paulweiss.com & aeaton@paulweiss.com

and

Franklin Advisers, Inc.

Attention:  Ed Perks and Piret Loone
One Franklin Parkway

San Mateo, California 94403

Facsimile:  (916) 463-1902

E-mail:  perksed@frk.com and ploone@frk.com

and

Milbank, Tweed, Hadley & McCloy LLP

Attention:  Thomas Kreller and Brett Goldblatt

601 S. Figueroa Street

30th Floor

Los Angeles, California 90017

Telephone: (213) 892-4000 Facsimile: (213) 629-5063 E-mail: tkreller@milbank.com and bgoldblatt@milbank.com
If to the Consenting Lease Certificate Holders:

c/o Cadwalader, Wickersham & Taft LLP
Attention:  George A. Davis & Josh Brant

One World Financial Center

New York, New York 10281

Telephone:  (212) 504-6797

Facsimile:  (212) 504-6666

E-mail:  george.davis@cwt.com & josh.brant@cwt.com

If to the Lease Trustee:

U.S. Bank National Association

Attention:  Pamela J. Wieder & Wayne F. Miller

60 Livingston Avenue

St. Paul, Minnesota 55107

Telephone:  (651) 466-5860
Facsimile:  (651) 495-8100

E-mail:  pamela.wieder@usbank.com and wayne.miller1@usbank.com with a copy to:

Shipman & Goodwin LLP

Attention:  Ira H. Goldman & Marie C. Pollio
One Constitution Plaza

Hartford, Connecticut 06103
Telephone:  (860) 251-5820
Facsimile:  (860) 251-5214

E-mail:  igoldman@goodwin.com and mpollio@goodwin.com

with a copy to:

Cadwalader, Wickersham & Taft LLP
Attention:  George A. Davis & Josh Brant

One World Financial Center

New York, New York 10281

Telephone:  (212) 504-6797

Facsimile:  (212) 504-6666

E-mail:  george.davis@cwt.com & josh.brant@cwt.com

If to the PSEG Entities and/or

RCM:

Resources Capital Management Corporation

80 Park Plaza, T-20

Newark, New Jersey 07102

Attention: Scott S. Jennings

Telephone: (973) 430-8660

Facsimile: (973) 643-8385

E-mail:  scott.jennings@pseg.com

and

Attention:   Shawn P. Leyden

Telephone:  (973) 430-7698

Facsimile: (973) 643-8385

E-mail:  shawnp.leyden@pseg.com

with a copy to:	Jenner & Block LLP 353 North Clark Street Chicago, Illinois 60654 Attention: David J. Bradford Telephone: (312) 923-2975 Facsimile: (312) 840-7375 E-mail: dbradford@jenner.com
and
Attention: Daniel R. Murray Telephone number: 312-923-2953 Facsimile number 312-840-7353 E-mail: dmurray@jenner.com
If to the Creditors’ Committee:	Akin Gump Strauss Hauer & Feld LLP Attention: Arik Preis One Bryant Park New York, NY 10036 Telephone: (212) 872-7418 Facsimile: (212) 872-1002 E-mail: apreis@akingump.com

15.10.              Headings

The headings used in the Plan are inserted for convenience only, and neither constitute a portion of the Plan nor in any manner affect the construction of the provisions of the Plan.

15.11.              Governing Law

Unless a rule of law or procedure is supplied by federal law (including the Bankruptcy Code and the Bankruptcy Rules), the laws of the State of New York, without giving effect to the conflicts of laws principles thereof, shall govern the construction of the Plan and any agreements, documents and instruments executed in connection with the Plan, except as otherwise expressly provided in such instruments, agreements or documents.

15.12.              Expedited Determination

The Disbursing Agent is hereby authorized to file a request for expedited determination under section 505(b) of the Bankruptcy Code for all tax returns filed with respect to DH, Dynegy or the Surviving Entity.

15.13.              Exemption from Transfer Taxes

Pursuant to section 1146 of the Bankruptcy Code, the issuance, transfer, or exchange of notes or equity securities under the Plan, the creation of any mortgage, deed of trust, lien, pledge or other security interest, the making or assignment of any lease or sublease, or the making or delivery of any deed or other instrument of transfer under, in furtherance of, or in connection with the Plan, shall not be subject to any stamp, real estate transfer, mortgage recording or other similar tax.  The Bankruptcy Court may enter any order necessary or appropriate to implement this Section of the Plan.

15.14.              Exemption from Registration

The issuance of the Reorganized Dynegy Common Stock and the Warrants under the Plan and the distribution thereof shall be exempt from registration under applicable securities laws pursuant to section 1145(a) of the Bankruptcy Code.

15.15.              Notice of Entry of Confirmation Order and Relevant Dates

Promptly upon entry of the Confirmation Order, the Plan Debtors shall publish as directed by the Bankruptcy Court and serve on all known parties in interest and holders of Claims against and Equity Interests in the Surviving Entity, notice of the entry of the Confirmation Order and all relevant deadlines and dates under the Plan, including, but not limited to, the deadline for filing notice of Administrative Claims, and the deadline for filing rejection damage Claims.

15.16.              Interest and Attorneys’ Fees

Interest accrued after the applicable Petition Date will accrue and be paid on Claims only to the extent specifically provided for in this Plan, the Plan Documents, the Confirmation Order, or as otherwise required by the Bankruptcy Court or by applicable law.  No award or reimbursement of attorneys’ fees or related expenses or disbursements shall be allowed on, or in connection with, any Claim, except as set forth in the Plan (including under Section 5.4 and Section 9.8(c)) or as ordered by the Bankruptcy Court.

15.17.              Modification of the Plan

Subject to Article XI hereof, and as provided in section 1127 of the Bankruptcy Code,  the Plan Debtors may modify the Plan at any time after confirmation and before substantial consummation, provided that the Plan, as modified, meets the requirements of sections 1122 and 1123 of the Bankruptcy Code and the Bankruptcy Court, after notice and a hearing, confirms the Plan as modified, under section 1129 of the Bankruptcy Code, and the circumstances warrant such modifications; provided, however, (a) the Plan Debtors shall not modify or amend (i) the Plan without the consent of the Creditors’ Committee, the Majority Consenting Senior Noteholders, the Lease Trustee, and each Plan Debtor, (ii) Section 8.4(b) or Section 9.8(b), without the prior consent of the Majority Consenting Subordinated Noteholders and the Subordinated Notes Indenture Trustee, or (iii) any provision of the Plan with respect to the payment of reasonable fees and expenses of the Subordinated Notes Indenture Trustee and its advisors without the prior consent of the Subordinated Notes Indenture Trustee; and (b) if the Confirmation Order is not entered by September 21, 2012 (or, in the event of a Non-Conforming Plan Assertion, such later date as set forth in Section 11.2(a)  hereof), each Plan Debtor may, subject to each Plan Debtor’s respective rights except as modified on the record at the Disclosure Statement Hearing, but without any consent or action by or from the other Plan Debtor (but, in the case of DH only, with the consent of the Creditors’ Committee, the Majority Consenting Senior Noteholders and the Lease Trustee), modify the Plan to convert the Plan to a plan that does not include the other Plan Debtor or provide for the treatment of Claims against and Equity Interests in such Plan Debtor.

A holder of a Claim that has accepted the Plan shall be deemed to have accepted such Plan as modified if the proposed alteration, amendment or modification does not materially and adversely change the treatment of the Claim of such holder.

15.18.              Revocation of the Plan

Subject to Article XI hereof, the Plan Debtors reserve the right to revoke and withdraw the Plan prior to the Effective Date and/or to adjourn the Confirmation Hearing; provided, however, that nothing contained in the Plan shall be deemed to prevent DH, Dynegy, or the Surviving Entity, as applicable, from taking or failing to take any action that it is obligated to take (or refrain from taking) in the performance of its fiduciary or similar duty which it owes to any other Person; provided, further, however, that if the Confirmation Order is not entered by September 21, 2012 (or, in the event of a Non-Conforming Plan Assertion, such later date as set forth in Section 11.2(a) hereof), each Plan Debtor will have no obligation to pursue confirmation of the Plan and either Plan Debtor may, subject to each Plan Debtor’s respective rights except as modified on the record at the Disclosure Statement Hearing,  notwithstanding any other provision of the Plan, without any consent or action by or from the other Plan Debtor (but, in the case of DH only, with the consent of the Creditors’ Committee, the Majority Consenting Senior Noteholders and the Lease Trustee), (a) amend the Plan in accordance with Section 15.17 hereof or (b) revoke or withdraw the Plan in accordance with this Section 15.18 without prejudice to DH’s or Dynegy’s right to file an amended plan of reorganization.

If the Plan Debtors (or, in accordance with the paragraph above, either Plan Debtor) revoke or withdraw the Plan, or if the Effective Date does not occur as provided in Section 11.4 herein, then the Plan and all settlements and compromises set forth in the Plan and not otherwise approved by a separate Final Order (to be clear, this provision shall not impact the Settlement Agreement and Settlement Order) shall be deemed null and void and nothing contained herein and no acts taken in preparation for consummation of the Plan shall be deemed to constitute a waiver or release of any Claims against or Equity Interests in DH or its Estate, Dynegy or its Estate, or the Surviving Entity or its Estate, as applicable, or to prejudice in any manner the rights of DH, Dynegy, the Surviving Entity or any other Person in any other further proceedings involving DH, Dynegy or the Surviving Entity or to constitute an admission, acknowledgement, offer or undertaking by DH, Dynegy, the Surviving Entity, or any Person as to any matter or thing.

15.19.              Corrective Action

Subject to Article XI hereof, the Plan Debtors may make appropriate technical adjustments and modifications to the Plan prior to the Effective Date without further order or approval of the Bankruptcy Court, provided that such technical adjustments and modifications do not adversely affect in a material way the treatment of holders of Claims against or Equity Interests under the Plan.

15.20.              Application of Plan Cash Payment

Each holder of Senior Notes shall have the option to apply such holder’s Pro Rata Share of the Plan Cash Payment to satisfy outstanding principal of or interest on its Senior Notes, as such allocation is determined by such holder in its sole discretion.

15.21.              Creditors’ Committee

Upon the Effective Date, except with respect to (1) applications for Fee Claims or reimbursement of expenses incurred as a member of the Creditors’ Committee, (2) Settling Creditor Professional Fee Claims and Indenture Trustee Fees, (3) appealing and taking any action concerning an appeal of the Plan or the Settlement Order in any court, and (4) continuing any pending litigation or contested matter, if any, to which the Creditors’ Committee is a party, the Creditors’ Committee shall automatically dissolve for the purposes of the Plan Debtors’ Chapter 11 Cases only, whereupon (a) the members, professionals and agents of the Creditors’ Committee shall be released from any further duties and responsibilities, to the extent of any, in the Plan Debtors’ Chapter 11 Cases and under the Bankruptcy Code and (b) any and all consent, approval, participation, or other rights provided to the Creditors’ Committee pursuant to the Plan shall terminate, and be of no further force or effect.

15.22.              Setoff Rights

In the event that either DH, Dynegy or the Surviving Entity has a Claim of any nature whatsoever against the holder of a Claim against the Surviving Entity, then the Disbursing Agent may, but is not required to, set off any such Claim against the Claim against the Surviving Entity (and any payments or other Plan Distributions to be made in respect of such Claim hereunder), subject to the provisions of sections 553, 556 and 560 of the Bankruptcy Code; provided, however, that there shall be no right of setoff against the Senior Notes Claims, Subordinated Notes Claims, the TIA Claim, or Lease Guaranty Claims, and the Surviving Entity and Reorganized Dynegy hereby waive any right to set off against any such Claims.  The failure to exercise any right of setoff shall not constitute a waiver or release of any Claims that DH, Dynegy or Reorganized Dynegy may have against the holder of any Claim.

15.23.              Compliance with Tax Requirements

In connection with the Plan, the Disbursing Agent shall comply with all withholding and reporting requirements imposed by federal, state, local and foreign taxing authorities and all Plan Distributions hereunder shall be subject to such withholding and reporting requirements.  Notwithstanding the foregoing, each holder of an Allowed Claim that is to receive a Plan Distribution shall have the sole and exclusive responsibility for the satisfaction and payment of any tax obligations imposed by any government unit, including income, withholding and other tax obligations, on account of such Plan Distribution.  The Disbursing Agent has the right, but not the obligation, to not make a Plan Distribution until such holder has made arrangements satisfactory to the Disbursing Agent for payment of any such tax obligations.

15.24.              Rates

The Plan does not provide for the change of any rate that is within the jurisdiction of any governmental regulatory commission after the occurrence of the Effective Date.  Where a Claim has been denominated in foreign currency on a Proof of Claim, the Allowed amount of such Claim shall be calculated in legal tender of the United States based upon the conversion rate in place as of the applicable Petition Date and in accordance with section 502(b) of the Bankruptcy Code.

15.25.              Injunctions

(a)                            On the Effective Date and except as otherwise provided herein, all Persons who have been, are, or may be holders of Claims against or Equity Interests in the Surviving Entity shall be permanently enjoined from taking any of the following actions against or affecting the Surviving Entity, its Estate, its non-Debtor Affiliates, or its Assets, or Reorganized Dynegy, or any of their current or former respective members, equity holders, directors, managers, officers, employees, agents, and professionals, successors and assigns or their respective assets and property with respect to such Claims (other than actions brought to enforce any rights or obligations under the Plan):

(i)                                    commencing, conducting or continuing in any manner, directly or indirectly, any suit, action or other proceeding of any kind (including, without limitation, all suits, actions and proceedings that are pending as of the Effective Date, which must be withdrawn or dismissed with prejudice);

(ii)                                enforcing, levying, attaching, collecting or otherwise recovering by any manner or means, whether directly or indirectly, any judgment, award, decree or order;

(iii)                            creating, perfecting or otherwise enforcing in any manner, directly or indirectly, any encumbrance; and

(iv)                               asserting any setoff, right of subrogation or recoupment of any kind; provided, that any defenses, offsets or counterclaims which DH, Dynegy, the Surviving Entity or Reorganized Dynegy may have or assert in respect of the above referenced Claims are fully preserved to the extent provided in Section 15.22.

(b)                            Further, on the Effective Date, pursuant to section 105(a) of the Bankruptcy Code, all Persons shall be permanently and forever stayed, restrained and enjoined from taking any of the following actions against or affecting Reorganized Dynegy and all successors thereto or its Affiliates, or any of their current or former respective members, equity holders, directors, managers, officers, employees, agents, and professionals, successors and assigns, and any Person claimed to be liable derivatively through any of the foregoing, or their respective assets and property for the purpose of, directly or indirectly, collecting, recovering or receiving payment of, on or with respect to any Claim or Cause of Action arising from or in connection with the Prepetition Restructurings (including any claims asserted in any of the Prepetition Lawsuits related to the Prepetition Restructurings), including, but not limited to:

(i)                                    commencing, conducting or continuing in any manner, directly or indirectly, any suit, action or other proceeding of any kind (including a judicial, arbitral, administrative or other proceeding);

(ii)                                enforcing, levying, attaching, collecting or otherwise recovering by any manner or means, whether directly or indirectly, any judgment, award, decree or order;

(iii)                            creating, perfecting or otherwise enforcing in any manner, directly or indirectly, any encumbrance;

(iv)                               asserting any setoff, right of subrogation, reimbursement, contribution or recoupment of any kind; and

(v)                                   proceeding in any manner in any place whatsoever that does not conform to or comply with the provisions of the Plan.

(c)                            Nothing contained in this Section 15.25 shall stay, restrain or enjoin any Person who is a party to the GasCo Credit Facility or the CoalCo Credit Facility, or their successors and assigns, from taking any actions with respect to any Claim or Cause of Action arising from or in connection with the GasCo Credit Facility or the CoalCo Credit Facility.

15.26.              Binding Effect

The Plan shall be binding upon DH, Dynegy, the Surviving Entity and their non-Debtor Affiliates, Reorganized Dynegy, the holders of all Claims against and Equity Interests in the Surviving Entity, parties in interest, all Persons and their respective successors and assigns.  To the extent any provision of the Disclosure Statement or any other solicitation document may be inconsistent with the terms of the Plan, the terms of the Plan shall be binding and conclusive.  To the extent there is any conflict or inconsistency between the Settlement Agreement and the Plan, the terms and conditions of the Plan shall prevail and be binding and conclusive.

15.27.              Successors and Assigns

The rights, benefits and obligations of any Person named or referred to in the Plan shall be binding on, and shall inure to the benefit of, any heir, executor, administrator, successor or assign of such Person.

15.28.              Severability

IN THE EVENT THE BANKRUPTCY COURT DETERMINES THAT ANY PROVISION OF THE PLAN IS UNENFORCEABLE EITHER ON ITS FACE OR AS APPLIED TO ANY CLAIM OR EQUITY INTEREST OR TRANSACTION, THE PLAN DEBTORS MAY MODIFY THE PLAN IN ACCORDANCE WITH SECTION 15.17 SO THAT SUCH PROVISION SHALL NOT BE APPLICABLE TO THE HOLDER OF ANY SUCH CLAIM OR EQUITY INTEREST OR TRANSACTION.  SUCH A DETERMINATION OF UNENFORCEABILITY SHALL NOT (A) LIMIT OR AFFECT THE ENFORCEABILITY AND OPERATIVE EFFECT OF ANY OTHER PROVISION OF THE PLAN OR (B) REQUIRE THE RESOLICITATION OF ANY ACCEPTANCE OR REJECTION OF THE PLAN.

15.29.              No Admissions

None of the filing of the Plan or the taking by DH, Dynegy, the Surviving Entity, the Plan Debtors, or Reorganized Dynegy of any action with respect to the Plan or any statement or provision contained herein shall be or be deemed to be (a) an admission by any such party or any other Person against its interest, or (b) a waiver of any rights, claims or remedies that such parties may have, and all such rights and remedies are and shall be specifically reserved.  In the event the Plan is not confirmed and the Confirmation Order is not entered, the Plan, the Disclosure Statement and the Plan Documents, and any statement contained herein or therein, may not be used by any Person, party or entity against DH, Dynegy, the Surviving Entity (as applicable) or any other Person.

AS TO CONTESTED MATTERS, ADVERSARY PROCEEDINGS AND OTHER CAUSES OF ACTION OR THREATENED CAUSES OF ACTION, THIS PLAN SHALL NOT CONSTITUTE OR BE CONSTRUED AS AN ADMISSION OF ANY FACT OR LIABILITY, STIPULATION, OR WAIVER, BUT RATHER AS A STATEMENT MADE IN SETTLEMENT NEGOTIATIONS.  THIS PLAN SHALL NOT BE ADMISSIBLE IN ANY NON-BANKRUPTCY PROCEEDING EXCEPT AS NECESSARY TO ENFORCE THE PROVISIONS HEREOF, NOR SHALL IT BE CONSTRUED TO BE CONCLUSIVE ADVICE ON THE TAX, SECURITIES, AND OTHER LEGAL EFFECTS OF THE PLAN AS TO HOLDERS OF CLAIMS AGAINST AND EQUITY INTERESTS IN DH, DYNEGY, THE SURVIVING ENTITY OR ANY OF THEIR SUBSIDIARIES AND AFFILIATES.

Dated: July 12, 2012
Respectfully submitted,

DYNEGY HOLDINGS, LLC

	By:	/s/ David S. Hershberg
Name: David Hershberg
Title: Independent Manager

DYNEGY INC.

	By:	/s/ Robert C. Flexon
Name: Robert C. Flexon
Title: President and Chief Executive Officer

EXHIBIT “A”

GLOSSARY OF DEFINED TERMS

1.                                       “2012 Notes” means the 8.750% Senior Notes due 2012 in the initial aggregate principal amount of $500,000,000, issued by DH under the Senior Notes Indenture.

2.                                       “2015 Notes” means the 7.50% Senior Unsecured Notes due 2015 in the initial aggregate principal amount of $785,000,000, issued by DH under the Senior Notes Indenture.

3.                                       “2016 Notes” means the 8.375% Senior Unsecured Notes due 2016 in the initial aggregate principal amount of $1,046,834,000, issued by DH under the Senior Notes Indenture.

4.                                       “2018 Notes” means the 7.125% Senior Debentures due 2018 in the initial aggregate principal amount of $175,000,000, issued by DH under the Senior Notes Indenture.

5.                                       “2019 Notes” means the 7.75% Senior Unsecured Notes due 2019 in the initial aggregate principal amount of $1,100,000,000, issued by DH under the Senior Notes Indenture.

6.                                       “2026 Notes” means the 7.625% Senior Debentures due 2026 in the initial aggregate principal amount of $175,000,000, issued by DH under the Senior Notes Indenture.

7.                                       “Ad Hoc Senior Noteholder Committee” means the Consenting Senior Noteholders that are members of an ad hoc group of holders of Senior Notes.

8.                                       “Administrative Claim” means a Claim incurred by DH, Dynegy, the Surviving Entity (as applicable) or their respective Estates on or after the applicable Petition Date, and before the Effective Date for a cost or expense of administration in the Chapter 11 Cases of DH, Dynegy or the Surviving Entity entitled to priority under sections 503(b) and 507(a)(2) of the Bankruptcy Code, including, without limitation, (a) Fee Claims, (b) any fees or charges assessed against the Estate of DH, Dynegy or the Surviving Entity under section 1930 of chapter 123 of title 28 of the United States Code, (c) the Dynegy Administrative Claim, and (d) the Settling Creditor Professional Fee Claims.

9.                                       “Affiliate” means, with respect to any Person, all Persons that would fall within the definition assigned to such term in section 101(2) of the Bankruptcy Code, if such Person was a debtor in a case under the Bankruptcy Code.

10.                                 “Allocated Facilities Sale Proceeds” means the proceeds of the Facilities Sale allocated to DH (or, if after the Effective Date, the Disbursing Agent) pursuant to the terms of the Settlement Agreement and any order by the Bankruptcy Court approving the Facilities Sale, for distribution to holders of Allowed General Unsecured Claims (other than the holder of the Lease Guaranty Claims) pursuant to the terms of Section 4.1(c).

11.                                 “Allowed,” when used

(a)                                  with respect to any Claim, except for a Claim that is an Administrative Claim, means such Claim to the extent it is not a Contested Claim or a Disallowed Claim; and

(b)                                 with respect to an Administrative Claim, means such Administrative Claim to the extent it has become fixed in amount and priority pursuant to the procedures set forth in Section 5.2(c) of the Plan or is deemed allowed pursuant to Section 5.3 or Section 5.4 of the Plan.

12.                                 “Assets” means all rights, title and interest of any nature in property of any kind, wherever located, as specified in section 541 of the Bankruptcy Code.

13.                                 “Avoidance Actions” means all Causes of Action of the Estates of DH, Dynegy, the Surviving Entity or Reorganized Dynegy (as applicable) that arise under section 544, 545, 547, 548, 550, 551 and/or 553 of the Bankruptcy Code.

14.                                 “Bankruptcy Code” means the Bankruptcy Reform Act of 1978, as codified at title 11 of the United States Code, as amended from time to time and applicable to the Chapter 11 Cases.

15.                                 “Bankruptcy Court” means the United States Bankruptcy Court for the Southern District of New York, Poughkeepsie Division, or such other court having jurisdiction over the Chapter 11 Cases.

16.                                 “Bankruptcy Rules” means the Federal Rules of Bankruptcy Procedure, as prescribed by the United States Supreme Court pursuant to section 2075 of title 28 of the United States Code and as applicable to the Chapter 11 Cases.

17.                                 “Bar Date Notice” means any notice of establishment of a bar date for filing proofs of claim against the Estate of DH, Dynegy, the Surviving Entity or Reorganized Dynegy that is approved pursuant to, and served in accordance with, a Bar Date Order.

18.                                 “Bar Date Order” means any order of the Bankruptcy Court pursuant to Bankruptcy Rule 3003(c): (i) establishing a bar date for filing certain proofs of claim; (ii) establishing ramifications for failure to comply therewith; (iii) approving proof of claim form and notice of bar date; and (iv) approving notice and publication procedures.

19.                                 “Benefits Programs” means all pension plans and all savings plans, retirement plans, health care plans (including retiree medical benefits), performance based incentive plans, retention plans, severance plans, workers’ compensation programs and life, disability, directors and officers liability, and other insurance plans of the Surviving Entity described in Section 8.10 of the Plan, as such plans may be amended from time to time.

20.                                 “Board” means the initial board of directors of Reorganized Dynegy as of the Effective Date.

21.                                 “Business Day” means any day other than a Saturday, a Sunday or any other day on which commercial banks are required or authorized to close for business in New York, New York.

22.                                 “By-Laws” means the by-laws of Reorganized Dynegy, in substantially the form attached as Exhibit “D”, to be filed as a Plan Document.

23.                                 “Cash” means legal tender of the United States of America and equivalents thereof.

24.                                 “Causes of Action” means all claims, rights, actions, causes of action, liabilities, obligations, suits, debts, remedies, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages or judgments, whether known or unknown, liquidated or unliquidated, fixed or contingent, matured or unmatured, foreseen or unforeseen, asserted or unasserted, arising in law, equity or otherwise.

25.                                 “Certificate of Incorporation” means the certification of incorporation of Reorganized Dynegy, in substantially the form of Exhibit “E”, to be filed as a Plan Document.

26.                                 “Chapter 11 Cases” means the DH Chapter 11 Cases and the Dynegy Chapter 11 Case.

27.                                 “Claim” has the meaning set forth in section 101 of the Bankruptcy Code.

28.                                 “Claim Objection Deadline” means the deadline for filing objections to Claims as set forth in Section 10.1 of the Plan.

29.                                 “Claims Agent” means the Person or Persons designated by orders of the Bankruptcy Court to process Proofs of Claim.

30.                                 “Class 3 Stock Pool” means shares of Reorganized Dynegy Common Stock constituting ninety-nine percent (99%) of the issued and outstanding shares of Reorganized Dynegy Common Stock as of the Effective Date (excluding for the purpose of this calculation, shares of Reorganized Dynegy Common Stock reserved for issuance pursuant to any options, restricted stock or other Equity Interests that may be issued as equity compensation to officers, employees or directors of Reorganized Dynegy or its Affiliates and the Warrants)

31.                                 “CoalCo Credit Facility” means that certain $600,000,000, five-year secured term loan facility, dated as of August 5, 2011, among Dynegy Midwest Generation, LLC, a Delaware limited liability company, Dynegy Coal Investments Holdings, LLC, a Delaware limited liability company, the lenders from time to time party thereto and Credit Suisse AG, Cayman Islands Branch, as administrative agent and collateral trustee (as amended, restated, replaced, refinanced, supplemented or otherwise modified or waived from time to time).

32.                                 “Confirmation Date” means the date on which the Clerk of the Bankruptcy Court enters the Confirmation Order on the docket of the Bankruptcy Court.

33.                                 “Confirmation Hearing” means the hearing held by the Bankruptcy Court, as it may be continued from time to time, to consider confirmation of the Plan.

34.                                 “Confirmation Order” means the order of the Bankruptcy Court confirming the Plan, in form and substance reasonably acceptable to the Plan Debtors, the Creditors’ Committee, the Majority Consenting Senior Noteholders, and the Lease Trustee.

35.                                 “Conforming Plan Determination” means any determination by the Bankruptcy Court with respect to a Non-Conforming Plan Assertion (which shall not be subject to review by appeal or otherwise) other than a Non-Conforming Plan Determination.

36.                                 “Consenting Lease Certificate Holders” means those certain beneficial owners (or advisors, nominees or investment managers for the beneficial owner(s)) of Lease Certificates, solely in their capacity as holders of such Lease Certificates and not in any other capacity, that are party to the Plan Support Agreement.

37.                                 “Consenting Senior Noteholders” means those certain beneficial owners (or advisors, nominees or investment managers for the beneficial owner(s)) of Senior Notes that are party to the Settlement Agreement.

38.                                 “Consenting Subordinated Noteholders” means those certain beneficial owners (or advisors, nominees or investment managers for the beneficial owner(s)) of Subordinated Notes that are party to the Settlement Agreement.

39.                                 “Contested” when used with respect to a Claim, means such Claim: (i) to the extent it is listed in the Schedules as disputed, contingent, or unliquidated, in whole or in part, and as to which no Proof of Claim has been filed; (ii) if it is listed in the Schedules as undisputed, liquidated, and not contingent and as to which a Proof of Claim has been filed with the Bankruptcy Court, to the extent (A) the Proof of Claim amount exceeds the amount indicated in the Schedules, or (B) the Proof of Claim priority differs from the priority set forth in the Schedules; (iii) if it is not listed in the Schedules or was listed in the Schedules as disputed, contingent or unliquidated, in whole or in part, but as to which a Proof of Claim has been filed with the Bankruptcy Court; or (iv) as to which an objection has been filed on or before the Claim Objection Deadline; provided, that a Claim (i) that is fixed in amount and priority pursuant to the Plan or by Final Order of the Bankruptcy Court or (ii) with respect to which a Proof of Claim has been timely filed and no objection has been filed by the Claim Objection Deadline, shall not be a Contested Claim.

40.                                 “Convenience Claim” means any Claim in an amount equal to or less than $100,000.00 that would otherwise qualify as a General Unsecured Claim.

41.                                 “Creditors’ Committee” means an Official Committee of Unsecured Creditors appointed in the DH Chapter 11 Cases.

42.                                 “Danskammer Facility Lease” means that certain Facility Lease Agreement, dated as of May 1, 2001, between Danskammer OL, LLC, as Owner Lessor, and Dynegy Danskammer, as Facility Lessee, pertaining to Units 3 and 4 of the Danskammer Power Station in Newburgh, New York.

43.                                 “Danskammer Lease Documents” means (a) the Participation Agreement, dated as of May 8, 2001, among Dynegy Danskammer, Danskammer OL LLC, Wilmington Trust Company, not in its individual capacity except as expressly provided therein but solely as Lessor Manager, Danskammer OP LLC, The Chase Manhattan Bank, not in its individual capacity but solely as Lease Indenture Trustee, and The Chase Manhattan Bank, not in its individual capacity but solely as Pass Through Trustee, (b) the Danskammer Facility Lease, and (c) the other “Operative Documents” as defined in Appendix A to the Participation Agreement.

44.                                 “Debtor” means any of Dynegy, DH, DNE, Hudson Power, Dynegy Danskammer and Dynegy Roseton and, to the extent that the Merger occurs prior to the Effective Date, as applicable, the Surviving Entity.

45.                                 “Debtor in Possession” means any Debtor, in its capacity as a debtor in possession pursuant to sections 1107(a) and 1108 of the Bankruptcy Code.

46.                                 “DGCL” means the Delaware General Corporation Law, as amended from time to time.

47.                                 “DGIN” means Dynegy Gas Investments, LLC.

48.                                 “DH” means Dynegy Holdings, LLC, a Debtor in the DH Chapter 11 Cases.

49.                                 “DH Chapter 11 Cases” means the cases commenced under chapter 11 of the Bankruptcy Code in the Bankruptcy Court with respect to the DH Debtors styled as In re Dynegy Holdings, LLC, et al., Chapter 11 Case 11-38111 (CGM), Jointly Administered.

50.                                 “DH Debtor” means any of DH, DNE, Hudson Power, Dynegy Danskammer and Dynegy Roseton.

51.                                 “DH Note” means that certain $1.25 billion promissory note, cancelled pursuant to the Settlement Agreement, originally issued by DH to DGIN on September 1, 2011, in exchange for DGIN transferring to DH its rights under the Undertaking Agreement, which promissory note bore annual interest at a rate of 4.24% and was payable upon maturity.

52.                                 “DH Petition Date” means November 7, 2011, the date on which the DH Chapter 11 Cases were commenced.

53.                                 “Disallowed” when used with respect to a Claim, means a Claim, or such portion of a Claim, that has been disallowed by a Final Order.

54.                                 “Disbursing Agent” means Reorganized Dynegy, which will (a) make the Plan Distributions contemplated under the Plan, the Confirmation Order, or any other relevant Final Order, and (b) perform any other act or task that is or may be delegated to the Disbursing Agent under the Plan.

55.                                 “Disclosure Statement” means the disclosure statement filed with respect to the Plan, as it may be amended, supplemented, or otherwise modified from time to time, in form and substance reasonably acceptable to the Plan Debtors, the Creditors’ Committee, the Majority Consenting Senior Noteholders, and the Lease Trustee, and the exhibits and schedules thereto, as approved by the Bankruptcy Court pursuant to section 1125 of the Bankruptcy Code.

56.                                 “Disclosure Statement Hearing” means the hearing held by the Bankruptcy Court, as it may be continued from time to time, to consider approval of the Disclosure Statement.

57.                                 “Disclosure Statement Orders” means the orders entered by the Bankruptcy Court in the Chapter 11 Case of DH [DH Chapter 11 Cases Docket No. 847] and in the Dynegy Chapter 11 Case [Dynegy Chapter 11 Case Docket No. 21] (a) approving the Disclosure Statement as containing adequate information required under section 1125 of the Bankruptcy Code, and (b) authorizing the use of the Disclosure Statement for soliciting votes on the Plan.

58.                                 “Distribution Reserve” means (i) shares of authorized and unissued Reorganized Dynegy Common Stock as of the Effective Date, (ii) a portion of the Plan Cash Payment, and (iii) a portion of the Allocated Facilities Sale Proceeds, each reserved by the Disbursing Agent with respect to Contested General Unsecured Claims, if any, which shares and Cash, if any, are to be issued or retained in accordance with Section 9.9 of the Plan upon the resolution of any such Contested General Unsecured Claims.

59.                                 “Distribution Reserve Excess” means all shares of Reorganized Dynegy Common Stock and Cash remaining in the Distribution Reserve after a Final Order has been entered, or other final resolution has been reached, with respect to all Contested General Unsecured Claims.

60.                                 “DNE” means Dynegy Northeast Generation, Inc., a Debtor in the DH Chapter 11 Cases.

61.                                 “DOC” means Dynegy Operating Company, an Affiliate of the Debtors.

62.                                 “DTC” means The Depository Trust Company.

63.                                 “Dynegy” means Dynegy Inc.

64.                                 “Dynegy Administrative Claim” means the Administrative Claim in an unliquidated amount granted to Dynegy pursuant to the Settlement Agreement and Settlement Order, and as provided for in Section 5.3 hereof.

65.                                 “Dynegy Chapter 11 Case” means the case commenced under chapter 11 of the Bankruptcy Code in the Bankruptcy Court with respect to Dynegy styled as In re Dynegy Inc., Chapter 11 Case 12-36728 (CGM).

66.                                 “Dynegy CoalCo” means Dynegy Midwest Generation, LLC.

67.                                 “Dynegy Common Stock” means common stock, par value $0.01 per share, of Dynegy.

68.                                 “Dynegy Danskammer” means Dynegy Danskammer, L.L.C., a Debtor in the DH Chapter 11 Cases.

69.                                 “Dynegy GasCo” means Dynegy Power, LLC.

70.                                 “Dynegy Petition Date” means July 6, 2011, the date on which the Dynegy Chapter 11 Case was commenced.

71.                                 “Dynegy Roseton” means Dynegy Roseton, L.L.C., a Debtor in the DH Chapter 11 Cases.

72.                                 “Effective Date” means a date selected by the Plan Debtors which shall be a Business Day that is no later than five (5) days after all of the conditions specified in Section 11.2 of the Plan have been satisfied or waived (to the extent such conditions can be waived).

73.           “Employment Contract” means any contract between DH, Dynegy, DOC or the Surviving Entity and an employee thereof establishing the terms of such employee’s compensation and employment with DH, Dynegy, DOC or the Surviving Entity, as applicable, as such contracts may be amended from time to time.

74.           “Equity Interest” means any outstanding ownership interest, including, without limitation, interests evidenced by membership interests, or other rights to purchase or otherwise receive any ownership interest and any right to payment or compensation based upon any such interest, whether or not such interest is owned by the holder of such right to payment or compensation.

75.           “Estate” means the estate created by section 541 of the Bankruptcy Code.

76.           “Facilities” means the Dynegy Roseton and Dynegy Danskammer power generation facilities, including all of the power generation units and other structures and equipment, the related land and all other assets related to the operation thereof.

77.           “Facility Leases Rejection Order” means the order entered by the Bankruptcy Court on December 20, 2011 [Docket No. 227] (as amended by an order entered by the Bankruptcy Court on December 28, 2011 [Docket No. 273]), which, among other things, approved the rejection of the Roseton Facility Lease and the Danskammer Facility Lease.

78.           “Facilities Sale” means the sale of the Facilities, including all of the DH Debtors’ and the PSEG Entities’ interests in the Facilities, in accordance with the terms and conditions of the Settlement Agreement and any other order of the Bankruptcy Court approving such sale.

79.           “Fee Application” means an application for allowance and payment of a Fee Claim (including Claims for “substantial contribution” pursuant to section 503(b) of the Bankruptcy Code).

80.           “Fee Claim” means a Claim of a Professional Person against DH, Dynegy or the Surviving Entity, as applicable, other than a Settling Creditor Professional Fee Claim.

81.           “Final Order” means (a) an order or judgment of the Bankruptcy Court or any other court or adjudicative body as to which the time to appeal, petition for certiorari, or move for reargument or rehearing has expired and as to which no appeal, petition for certiorari, or other proceedings for reargument or rehearing shall then be pending, or (b) in the event that an appeal, writ of certiorari, reargument, or rehearing thereof has been taken or sought, such order of the Bankruptcy Court or any other court or adjudicative body shall have been affirmed by the highest court to which such order was appealed, or certiorari has been denied, or from which reargument or rehearing was sought, and the time to take any further appeal, petition for certiorari or move for reargument or rehearing shall have expired; provided, that no order shall fail to be a Final Order solely because of the possibility that a motion pursuant to section 502(j) of the Bankruptcy Code, Rule 59 or Rule 60 of the Federal Rules of Civil Procedure or Bankruptcy Rule 9024 may be filed with respect to such order.

82.           “Franklin” means Franklin Advisers, Inc., its affiliates, each fund, account and client for which Franklin Advisers, Inc. or its affiliates acts as an investment advisor, and all present and former directors, officers, managers, or employees of each of the foregoing.

83.           “GasCo Credit Facility” means that certain $1.1 billion, five-year secured term loan facility, dated as of August 5, 2011, among Dynegy Power, LLC, Dynegy Gas Investments Holdings, LLC, the lenders from time to time party thereto, Credit Suisse AG, Cayman Islands Branch as Administrative Agent and collateral trustee for the Lenders, Credit Suisse Securities (USA) LLC and Goldman Sachs Lending Partners, LLC, as Joint Bookrunners and Joint Lead Arrangers and Credit Suisse Securities (USA) LLC and Goldman Sachs Lending Partners, LLC, as Joint Syndication Agents and Co-Documentation Agents (as amended, restated, replaced, refinanced, supplemented or otherwise modified or waived from time to time).

84.           “General Unsecured Claim” means any Claim other than an Administrative Claim, a Priority Claim, a Priority Tax Claim, a Fee Claim, a Secured Claim, a Securities Claim, an Intercompany Claim, or a Convenience Claim, and specifically including a Senior Notes Claim, the TIA Claim, a Subordinated Notes Claim (but only to the extent set forth in Section 8.4(b)) and a Lease Guaranty Claim.

85.           “Hudson Power” means Hudson Power L.L.C., a Debtor in the DH Chapter 11 Cases.

86.           “Indentures” means the Senior Notes Indenture, the Subordinated Notes Indenture and the Lease Indentures and Pass Through Trust Agreement.

87.           “Indenture Trustee Charging Lien” means, to the extent not previously paid, any lien or other priority payment arising prior to the Effective Date to which any Indenture Trustee is entitled, pursuant to the applicable Indenture, against distributions to be made to the holders of Senior Notes Claims, Subordinated Notes Claims, and Lease Guaranty Claims for payment of any Indenture Trustee Fees.

88.           “Indenture Trustee Fees” means (a) the reasonable compensation, fees, expenses, disbursements and advances, including, without limitation the reasonable compensation and the expenses and disbursements of the Indenture Trustees’ agents and counsel, incurred or made by the Indenture Trustees under the applicable Indenture, except for any expense, disbursement or advance as may arise or be attributable to the applicable Indenture Trustee’s negligence or bad faith; and (b) indemnity claims of the Indenture Trustees under the applicable Indenture incurred without negligence or bad faith on the applicable Indenture Trustee’s part.

89.           “Indenture Trustees” means the Lease Trustee, the Senior Notes Indenture Trustee and the Subordinated Notes Indenture Trustee.

90.           “Insured Claim” means any Claim for which DH, Dynegy, or the Surviving Entity, as applicable, or the holder of a Claim is entitled to indemnification, reimbursement, contribution or other payment under a policy of insurance wherein DH, Dynegy or the Surviving Entity, as applicable, is an insured or beneficiary of the coverage.

91.           “Intercompany Claim” means a Claim, other than the Dynegy Administrative Claim, held by Dynegy or any direct or indirect subsidiary of Dynegy against DH or Dynegy.

92.           “Internal Revenue Code” means the Internal Revenue Code of 1986, as amended, and any applicable rulings, regulations (including temporary and proposed regulations) promulgated thereunder, judicial decisions, and notices, announcements, and other releases of the United States Treasury Department or the IRS.

93.           “IRS” means the United States Internal Revenue Service.

94.           “Lease Certificates” means those certain pass-through trust certificates evidencing fractional undivided interests in the pass through trust established pursuant to the Pass Through Trust Agreement and which, among other things, holds the outstanding notes issued by Roseton OL LLC and Danskammer OL LLC, as owner lessors, under the Lease Indentures.

95.           “Lease Certificate Holders” means the holders of the Lease Certificates.

96.           “Lease Documents” means the Danskammer Lease Documents and the Roseton Lease Documents.

97.           “Lease Guarantees” means, collectively, (i) that certain Guaranty, dated as of May 1, 2001, made by DH, as Guarantor, with respect to the Danskammer Facility Lease, and (ii) that certain Guaranty, dated as of May 1, 2001, made by DH, as Guarantor, with respect to the Roseton Facility Lease.

98.           “Lease Guaranty Claims” means all Claims against DH (and the Surviving Entity, as applicable) arising under or relating to the Lease Guarantees or otherwise under any of the other Lease Documents, which were collectively Allowed as a General Unsecured Claim against DH in the aggregate amount of $540,000,000 pursuant to the Settlement Agreement and Settlement Order.

99.           “Lease Indentures” means the Indenture of Trust, Mortgage, Assignment of Leases and Rents and Security Agreement related to Roseton Units 1 and 2, dated as of May 8, 2001, and the Indenture of Trust, Mortgage, Assignment of Leases and Rents and Security Agreement related to Danskammer Units 3 and 4, dated as of May 8, 2001.

100.         “Lease Trustee” means U.S. Bank National Association, not in its individual capacity but solely as successor indenture trustee under the Lease Indentures and successor pass through trustee under the Pass Through Trust Agreement.

101.         “Long Term Management Incentive Plan” means the long term management incentive plan to be implemented for the benefit of certain employees of Reorganized Dynegy on the Effective Date in accordance with the terms and conditions set forth in Exhibit “C” hereto, to be filed as a Plan Document.

102.         “Majority Consenting Lease Certificate Holders” means the Consenting Lease Certificate Holders holding a majority of the aggregate principal amount of Lease Certificates held by all Consenting Lease Certificate Holders, exclusive of any Consenting Lease Certificate Holder that has terminated its obligations under the Plan Support Agreement.

103.         “Majority Consenting Senior Noteholders” means the Consenting Senior Noteholders (i) holding a majority of the aggregate principal amount of Senior Notes held by all Consenting Senior Noteholders and (ii) constituting not less than two of the Consenting Senior Noteholders, in each case exclusive of any Consenting Senior Noteholder that has terminated its obligations under the Plan Support Agreement.

104.         “Majority Consenting Subordinated Noteholders” means the Consenting Subordinated Noteholders (i) holding a majority of the aggregate principal amount of Subordinated Notes Claims held by all Consenting Subordinated Noteholders and (ii) constituting not less than two of the Consenting Subordinated Noteholders, in each case exclusive of any Consenting Subordinated Noteholder that has terminated its obligations under the Plan Support Agreement.

105.         “Merger” means the combination of DH and Dynegy pursuant to the Merger Agreement, as set forth in Section 8.2(a) hereof, which Merger shall become effective upon the Merger Effective Time.

106.         “Merger Agreement” means that certain merger agreement between DH and Dynegy, in substantially the form attached hereto as Exhibit “F”, to be filed as a Plan Document.

107.         “Merger Effective Time” means the time at which the Merger becomes effective.

108.         “NGC Trust” means the NGC Corporation Capital Trust I created under the Delaware Business Trust Act pursuant to the NGC Trust Declaration for the sole purpose of issuing and selling certain securities representing undivided beneficial interests in the assets of the trust and investing the proceeds thereof in the Subordinated Notes, and engaging in only those other activities necessary, advisable or incidental thereto.

109.         “NGC Trust Capital Income Securities” means those certain Series B 8.316% Subordinated Capital Income Securities due 2027 in the initial aggregate principal amount of $200,000,000, issued by the NGC Trust pursuant to the NGC Trust Declaration.

110.         “NGC Trust Capital Income Securities Guarantee” means that certain Capital Securities Guarantee Agreement between DH (f/k/a NGC Corporation) and First National Bank of Chicago, as Capital Securities Guarantee Trustee (as amended, restated and supplemented through the DH Petition Date) for the benefit of the holders of the NGC Trust Capital Income Securities.

111.         “NGC Trust Common Securities” means those certain 8.316% Common Securities due 2027 in the initial principal amount of $6,200,000, issued by the NGC Trust pursuant to the NGC Trust Declaration.

112.         “NGC Trust Declaration” means the Declaration of Trust dated as of May 20, 1997, which created the NGC Trust (as such Declaration of Trust was amended and restated on May 28, 1997, and as thereafter amended, restated and supplemented through the DH Petition Date).

113.         “Non-Conforming Plan Assertion” means an assertion in writing by either (a) the Majority Consenting Senior Noteholders or (b) the Majority Consenting Lease Certificate

Holders that the Plan is not a “Conforming Plan” (as defined in the Plan Support Agreement) because of Claims asserted against Dynegy.

114.         “Non-Conforming Plan Determination” means a determination by the Bankruptcy Court (which shall not be subject to review by appeal or otherwise) that the Plan is not a “Conforming Plan” (as defined in the Plan Support Agreement) because of Claims asserted against Dynegy as specified in the Non-Conforming Plan Assertion.

115.         “Notice of Confirmation” means the notice of entry of the Confirmation Order to be filed with the Bankruptcy Court and mailed, as necessary, to holders of Claims and Equity Interests.

116.         “Pass Through Trust Agreement” means the Roseton-Danskammer 2001-Series B Pass Through Trust Agreement, dated as of May 1, 2001.

117.         “Person” means an individual, corporation, partnership, limited liability company, joint venture, trust, estate, unincorporated association, unincorporated organization, governmental entity, or political subdivision thereof, or any other entity.

118.         “Petition Date” means either the DH Petition Date or the Dynegy Petition Date, as applicable.

119.         “Plan” means this chapter 11 plan, either in its present form or as it may be amended, supplemented, or otherwise modified from time to time (but solely in accordance with the terms hereof), in form and substance reasonably acceptable to the Plan Debtors, the Creditors’ Committee, the Majority Consenting Senior Noteholders, and the Lease Trustee, and the exhibits and schedules hereto, as the same may be in effect at the time such reference becomes operative.

120.         “Plan Cash Payment” means a $200,000,000 Cash payment to be distributed to the holders of Allowed General Unsecured Claims pursuant to and in accordance with Section 4.1(c) of the Plan.

121.         “Plan Debtors” means DH and Dynegy and, to the extent that the Merger occurs prior to the Effective Date, as applicable, the Surviving Entity.

122.         “Plan Distribution” means a payment or distribution of Cash, assets, securities or instruments evidencing an obligation to holders of Allowed Claims under the Plan.

123.         “Plan Distribution Date” means with respect to any Claim, (a) the Effective Date or a date that is as soon as reasonably practicable after the Effective Date, if such Claim is then an Allowed Claim, or (b) if not Allowed on the Effective Date, a date that is as soon as reasonably practicable after the date such Claim becomes Allowed, but is not earlier than thirty (30) days following the previous Plan Distribution Date.

124.         “Plan Documents” means the following documents:  the Registration Rights Agreement, the By-Laws, the Certificate of Incorporation, the Merger Agreement (and any other Merger documentation), the Warrant Agreement, the Long Term Management Incentive Plan, the Benefits Programs (solely to the extent of any amendment, modification or assignment thereof occurring after July 2, 2012) and the Schedule of Assumed and Assigned Executory Contracts

and Unexpired Leases, each of which shall be in form and substance reasonably acceptable to the Plan Debtors, the Creditors’ Committee, the Majority Consenting Senior Noteholders and the Lease Trustee and, except for the Benefits Programs, filed with the Bankruptcy Court as specified in Section 1.5 of the Plan.

125.         “Plan Objection Deadline” means the deadline established by the Bankruptcy Court for filing objections to confirmation of the Plan.

126.         “Plan Support Agreement” means that certain amended and restated plan support agreement dated as of May 30, 2012, by and among each of the DH Debtors, Dynegy, DGIN, Dynegy Coal Holdco, LLC, the Consenting Senior Noteholders, the PSEG Entities, the Consenting Lease Certificate Holders, and the Consenting Subordinated Noteholders, as it may be amended, supplemented or otherwise modified from time to time in accordance with its terms.

127.         “Prepetition Lawsuits” means the following cases filed against Dynegy, DH, and certain of their officers, directors and affiliates in New York Supreme Court relating to the Prepetition Restructurings:  (a) Avenue Investments, L.P., et al. v. Dynegy Inc., et al., Index No. 652599/2011 (Supreme Court of the State of New York, New York County, filed Sept. 21, 2011); (b) The Successor Lease Indenture Trustee, et al. v. Dynegy Inc., et al., Index No. 652642/2011 (Supreme Court of the State of New York, New York County, filed Sept. 27, 2011); (c) Resources Capital Management Corp., et al. v. Dynegy Inc., et al., Index No. 653067/2011 (Supreme Court of the State of New York, New York County, filed Nov. 4, 2011); (d) LibertyView Credit Opportunities Fund, L.P. et al v. Dynegy Holdings, Inc., Index No. 651998/2011 (Supreme Court of the State of New York, New York County, filed July 21, 2011); and (e) Roseton OL, LLC and Danskammer OL, LLC v. Dynegy Holdings, Inc., C.A. No. 6689-VCP (Court of Chancery of the State of Delaware, filed July 21, 2011), which Prepetition Lawsuits were withdrawn, with prejudice, in connection with the Settlement Agreement.

128.         “Prepetition Restructurings” means the prepetition transactions involving Dynegy and certain of its direct and indirect subsidiaries pursuant to which, among other things:

(a)           Dynegy and certain of its direct and indirect subsidiaries completed an internal reorganization which eliminated the regional organizational structure and created separate coal-fueled power generation and gas-fueled power generation units whereby (i) substantially all of Dynegy’s indirectly owned coal-fired power generation facilities were held by Dynegy CoalCo, (ii) substantially all of Dynegy’s indirectly owned natural gas-fueled power generation facilities were transferred to Dynegy GasCo, and (iii) all of Dynegy’s indirect ownership interests of DNE, the entity that indirectly holds the equity interests in Dynegy Roseton and Dynegy Danskammer, were transferred to DH; and following such reorganization, Dynegy’s operations were reorganized into three segments: a gas segment, a coal segment and an “other” segment consisting of the remaining assets, including primarily DNE and the leasehold interests in the facilities owned by Dynegy Roseton and Dynegy Danskammer;

(b)           Dynegy GasCo and its parent Dynegy Gas Investments Holdings, LLC, each non-Debtor subsidiaries of DH, entered into the GasCo Credit Facility, Dynegy CoalCo and its parent Dynegy Coal Investments Holdings, LLC, each non-Debtor subsidiaries of DH, entered into the CoalCo Credit Facility, and applied the proceeds from such credit agreements as permitted by such agreements, including to repay the outstanding DH indebtedness under DH’s existing senior secured credit agreement; and

(c)           (i) DGIN, a non-Debtor subsidiary of DH, entered into a Membership Interest Purchase Agreement with Dynegy, pursuant to which it sold to Dynegy 100% of the outstanding membership interests in Dynegy Coal Holdco, LLC in exchange for the issuance of the Undertaking Agreement, (ii) DGIN assigned its right to receive payments under the Undertaking Agreement to DH in exchange for the DH Note, and (iii) the Undertaking Agreement was amended and restated to be between Dynegy and DH and to provide for the reduction of Dynegy’s obligations if the outstanding principal amount of the Senior Notes decreased as a result of any exchange offer, tender offer or other repurchase or repayment by Dynegy or its subsidiaries (other than DH and its subsidiaries, unless Dynegy guarantees the debt securities of DH or such subsidiary in connection with such exchange offer, tender offer or other purchase or repayment), provided that such principal amount is retired, cancelled or otherwise forgiven.

129.         “Priority Claim” means any Claim to the extent such Claim is entitled to priority in right of payment under section 507(a) of the Bankruptcy Code, other than Secured Claims, Administrative Claims and Priority Tax Claims.

130.         “Priority Tax Claim” means a Claim that is of a kind specified in section 507(a)(8) of the Bankruptcy Code.

131.         “Professional Person” means a Person retained by (a) DH or any other Person in the Chapter 11 Case of DH that is to be compensated for services rendered or costs incurred on or after the DH Petition Date and on or prior to the Effective Date pursuant to sections 327, 328, 329, 330, 331, 503(b), or 1103 of the Bankruptcy Code or (b) Dynegy or any other Person in the Dynegy Chapter 11 Case that is to be compensated for services rendered or costs incurred on or after the Dynegy Petition Date and on or prior to the Effective Date pursuant to sections 327, 328, 329, 330, 331, 503(b), or 1103 of the Bankruptcy Code.  For the avoidance of doubt, professionals retained by the Consenting Senior Noteholders, the PSEG Entities and Indenture Trustees shall not be deemed to be Professional Persons.

132.         “Proof of Claim” means the proof of Claim that must be filed by a holder of a Claim by the date(s), if any, designated by the Bankruptcy Court as the last date(s) for filing proofs of Claim against DH and Dynegy.

133.         “Pro Rata Share” means the proportion that an Allowed Claim bears to the aggregate amount of all Claims in a particular class, including Contested Claims, but excluding Disallowed Claims, (a) as calculated by the Disbursing Agent; or (b) as determined or estimated by the Bankruptcy Court.

134.         “PSEG Entities” means Resources Capital Management Corporation ; Resources Capital Asset Recovery, LLC, Series DD and Series DR; Roseton OL LLC; Danskammer OL LLC; Roseton OP LLC; and Danskammer OP LLC.

135.         “RCM” means Resources Capital Management Corporation.

136.         “Registration Rights Agreement” means a registration rights agreement to be entered into pursuant to Section 8.15 of the Plan, in substantially the form attached hereto as Exhibit “H”, to be filed as a Plan Document.

137.         “Registration Rights Holder” means each holder of an Allowed Claim receiving a distribution pursuant to the Plan of ten percent (10%) or greater of the Reorganized Dynegy Common Stock.

138.         “Released Parties” means (a) DH, Dynegy, the Surviving Entity, and each of their Affiliates, (b) the Consenting Senior Noteholders, (c) the Consenting Subordinated Noteholders, (d) the Consenting Lease Certificate Holders, (e) the Lease Trustee, (f) Franklin, (g) the PSEG Entities, (h) the Indenture Trustees; (i) the members of the Creditors’ Committee (solely in their capacity as such), (j) the present and former directors, officers, managers, equity holders, agents, successors, assigns, attorneys, accountants, consultants, investment bankers, bankruptcy and restructuring advisors, financial advisors, and each of their affiliates with respect to each of (a) through (i), and (k) any Person claimed to be liable derivatively through any of the foregoing.

139.         “Reorganized Dynegy” means the Surviving Entity, on or after the Effective Date, after giving effect to the transactions occurring on the Effective Date in accordance with the Plan and the Confirmation Order.

140.         “Reorganized Dynegy Common Stock” means the shares of common stock to be issued or reserved for issuance by Reorganized Dynegy on or after the Effective Date pursuant to the Plan.

141.         “Roseton Facility Lease” means that certain Facility Lease Agreement, dated as of May 8, 2001, between Roseton OL LLC, as Owner Lessor, and Dynegy Roseton, as Facility Lessee, pertaining to Units 1 and 2 of the Roseton Power Station in Newburgh, New York.

142.         “Roseton Lease Documents” means, collectively, (a) the Participation Agreement, dated as of May 1, 2001, among Dynegy Roseton, Roseton OL LLC, Wilmington Trust Company, not in its individual capacity except as expressly provided therein but solely as Lessor Manager, Roseton OP LLC, The Chase Manhattan Bank, not in its individual capacity but solely as Lease Indenture Trustee and The Chase Manhattan Bank, not in its individual capacity but solely as Pass Through Trustee, (b) the Roseton Facility Lease, and (c) the other “Operative Documents” as defined in Appendix A to the Participation Agreement.

143.         “Schedule of Assumed and Assigned Executory Contracts and Unexpired Leases” means the schedule described in Section 13.1(a) hereto, attached hereto as Exhibit “J”, to be filed as a Plan Document.

144.         “Schedules” means, unless otherwise stated, the schedules of assets and liabilities and list of Equity Interests and the statements of financial affairs filed by DH with the Bankruptcy Court, as required by section 521 of the Bankruptcy Code and in conformity with the Official Bankruptcy Forms of the Bankruptcy Rules, as such schedules and statements have been or may be amended or supplemented from time to time in accordance with Bankruptcy Rule 1009.

145.         “Secured Claim” means (a) a Claim secured by a lien on any Assets of DH, Dynegy, the Surviving Entity or their respective Estates (as applicable), which lien is valid, perfected, and enforceable under applicable law and is not subject to avoidance under the Bankruptcy Code or applicable non-bankruptcy law, and which is duly established in the Chapter 11 Case of DH or Dynegy Chapter 11 Case, as applicable, but only to the extent of the value of the holder’s interest in the collateral that secures payment of the Claim; (b) a Claim that is subject to a valid right of recoupment or setoff under section 553 of the Bankruptcy Code, but only to the extent of the Allowed amount subject to recoupment or setoff as provided in section 506(a) of the Bankruptcy Code; and (c) a Claim deemed or treated under the Plan as a Secured Claim; provided, that, to the extent that the value of such interest is less than the amount of the Claim which has the benefit of such security, the unsecured portion of such Claim shall be treated as a General Unsecured Claim or Convenience Claim, as applicable, unless, in any such case the class of which such Claim is a part makes a valid and timely election in accordance with section 1111(b) of the Bankruptcy Code to have such Claim treated as a Secured Claim to the extent Allowed.

146.         “Securities Claim” means any Claim against DH, Dynegy or the Surviving Entity (as applicable) arising from rescission of a purchase or sale of shares or notes, or any other securities of DH, Dynegy, the Surviving Entity or any Affiliate of the foregoing (as applicable), for damages arising from the purchase or sale of such securities, or for reimbursement or contribution allowed under section 502 of the Bankruptcy Code on account of such Claims, including, but not limited to, and Claims in connection with (a) Silsby v. Icahn et. al., No. 12-cv-02307-JGK (S.D.N.Y. filed Mar. 28, 2012); (b) Zahariades v. Elward et. al., No. 7539 (Del. Ch. filed May 17, 2012); and (c) Nicolle v. Flexon et. al., No. CC-12-02703-A (Tex. Dallas Co. filed May 4, 2012).

147.         “Senior Notes” means those certain 2026 Notes, 2019 Notes, 2018 Notes, 2016 Notes, 2015 Notes, and 2012 Notes in the initial aggregate principal amount of $3,781.8 million, issued by DH under the Senior Notes Indenture.

148.         “Senior Notes Claim” means all Claims against DH (and the Surviving Entity, as applicable) arising under or based upon the Senior Notes.

149.         “Senior Notes Indenture” means that certain Indenture, dated as of September 26, 1996, restated as of March 23, 1998, and amended and restated as of March 14, 2001, between DH (f/k/a Dynegy Holdings Inc.) and Bank One Trust Company, National Association, as Trustee (as amended, restated and supplemented through the DH Petition Date).

150.         “Senior Notes Indenture Trustee” means the indenture trustee under the Senior Notes Indenture.

151.         “Settlement Agreement” means that certain amended and restated settlement agreement, dated as of May 30, 2012, by and among Dynegy, DGIN, Dynegy Coal Holdco, LLC, each of the DH Debtors, the Consenting Senior Noteholders, the PSEG Entities, the Consenting Subordinated Noteholders, the Lease Trustee, and the Subordinated Notes Indenture Trustee, as approved by the Settlement Order, as it may be amended, supplemented or otherwise modified from time to time in accordance with its terms.

152.         “Settlement Order” means the order of the Bankruptcy Court approving the Settlement Agreement.

153.         “Settlement Stock Pool” means shares of Reorganized Dynegy Common Stock constituting one percent (1%) of the issued and outstanding shares of Reorganized Dynegy Common Stock as of the Effective Date of the Plan (excluding for the purpose of this calculation, shares of Reorganized Dynegy Common Stock reserved for issuance pursuant to any options, restricted stock or other Equity Interests that may be issued as equity compensation to officers, employees or directors of Reorganized Dynegy or its Affiliates and the Warrants).

154.         “Settling Creditor Professional Fee Claims” means all unpaid fees and expenses incurred pursuant to engagement letters disclosed to DH, Dynegy and the Creditors’ Committee and, if no engagement letter is in effect, all reasonable and documented unpaid fees and expenses of (a) the Lease Trustee, its professionals and advisors and the professionals and advisors to the Consenting Lease Certificate Holders, (b) the professionals and advisors of the Ad Hoc Senior Noteholder Committee and each of the Consenting Senior Noteholders, and (c) the professionals and advisors to the PSEG Entities, in each case, from and after June 5, 2012 through the Effective Date of the Plan, to the extent not already paid by Dynegy in accordance with the Settlement Agreement.

155.         “Solicitation Agent” means the Person designated by order of the Bankruptcy Court to act as Dynegy’s and the DH Debtors’ agent in soliciting the Plan and tabulating votes in connection with the Plan.

156.         “Subordinated Notes” means those certain Series B 8.316% Subordinated Deferrable Interest Debentures due 2027 in the initial aggregate principal amount of $206,200,000, issued by DH under the Subordinated Notes Indenture.

157.         “Subordinated Notes Claim” means all Claims against DH (and the Surviving Entity, as applicable) arising under or based upon the Subordinated Notes, NGC Trust Capital Income Securities or NGC Trust Capital Income Securities Guarantee.

158.         “Subordinated Notes Indenture” means that certain Subordinated Debenture Indenture between DH (f/k/a NGC Corporation) and First National Bank of Chicago, as Debenture Trustee, dated as of May 28, 1997 (as amended, restated and supplemented through the DH Petition Date).

159.         “Subordinated Notes Indenture Trustee” means Wells Fargo Bank, N.A., as the successor indenture trustee under the Subordinated Notes Indenture.

160.         “Surviving Entity” means the surviving entity as a result of DH being merged with and into Dynegy pursuant to the Merger.

161.         “TIA Claim” means the Claim of RCM against DH that was Allowed as a General Unsecured Claim against DH in the amount of $110,000,000 pursuant to the Facility Leases Rejection Order.

162.         “Undertaking Agreement” means the undertaking, terminated pursuant to the Settlement Agreement, originally issued by Dynegy to DGIN on September 1, 2011, in exchange for DGIN selling to Dynegy 100% of the outstanding membership interests of Dynegy Coal HoldCo, LLC, pursuant to the Prepetition Restructurings, and pursuant to which Dynegy agreed to make certain specified payments over time that coincided in timing and amount to the payments of principal and interest that DH is obligated to make under a portion of certain of the Senior Notes, and which was assigned by DGIN to DH in exchange for the DH Note, and which, as a condition to such assignment, was amended and restated to be between DH and Dynegy and to provide for the reduction of Dynegy’s obligations thereunder if the outstanding principal amount of any of the Senior Notes is decreased as a result of any exchange offer, tender offer or other purchase or repayment by Dynegy or its subsidiaries (other than DH and its subsidiaries, unless Dynegy guarantees the debt securities of DH or such subsidiary in connection with such exchange offer, tender offer or other purchase or repayment), provided that such principal amount is retired, cancelled or otherwise forgiven.

163.         “Warrant Agreement” means that certain Warrant Agreement, to be dated as of the Effective Date, governing the Warrants, which shall be in form and substance reasonably acceptable to the Plan Debtors, the Creditors’ Committee, the Majority Consenting Senior Noteholders, and the Lease Trustee, in substantially the form attached hereto as Exhibit “G”, to be filed as a Plan Document.

164.         “Warrants” means the warrants to be issued pursuant to the Warrant Agreement entitling holders thereof to purchase, at any time prior to the fifth (5th) anniversary of the Effective Date, shares of Reorganized Dynegy Common Stock equal to the aggregate of 13.5% multiplied by the sum of (x) the Class 3 Stock Pool and (y) the Settlement Stock Pool, for an exercise price determined based on a net equity value of Reorganized Dynegy of $4 billion, and containing customary anti-dilution adjustments.

EXHIBIT “B”

ALLOWED AMOUNTS OF SENIOR NOTES CLAIMS

Instrument Series	Aggregate Allowed Amounts

8.750% Senior Notes due 2012	$90,254,674.79

7.50% Senior Unsecured Notes due 2015	$810,512,500.00

8.375% Senior Unsecured Notes due 2016	$1,092,131,379.54

7.125% Senior Debentures due 2018	$180,957,291.67

7.75% Senior Unsecured Notes due 2019	$1,136,941,666.67

7.625% Senior Debentures due 2026	$175,815,451.39

**Exhibits C-J are not included in the Current Report on Form 8-K filed July 13, 2012, such exhibits will be filed with the Bankruptcy Court at a later date not yet determined.